SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

THE COOPER COMPANIES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒    No fee required.

☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

February 4, 2020

Dear Stockholder:

You are cordially invited to join us at the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of The Cooper Companies, Inc. (the “Company” or “Cooper”), which will be held at 8:00 a.m. (Pacific time) on March 18, 2020 at our corporate headquarters at 6101 Bollinger Canyon Road, Suite 500, San Ramon, California.

At the Annual Meeting we will ask our stockholders to vote on the proposals detailed in our Proxy Statement and related materials. We will be providing access to our proxy materials electronically under the U.S. Securities and Exchange Commission’s “notice and access” rules. As a result, beginning on or about February 6, 2020, we are mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to many of our stockholders instead of a paper copy of this Proxy Statement and of our 2019 Annual Report on Form 10-K (the “Annual Report”). This approach conserves natural resources and reduces our printing and distribution costs, while providing a timely and convenient method of accessing the materials and voting.

The Notice contains instructions on how to access our materials through the internet and also contains instructions on how to receive a paper copy of our proxy materials, including the Proxy Statement, our 2019 Annual Report, and a form of proxy card or voting instruction card. All stockholders who do not receive a Notice, including stockholders who have previously requested to receive paper copies of proxy materials, will receive a paper copy of the proxy materials by mail.

Your vote is important. Regardless of whether you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote by proxy by following the instructions on the proxy card or voting instruction card. Voting may be done over the internet, by telephone, or by mail (if you received paper copies of the proxy materials). Voting by proxy will ensure your representation at the Annual Meeting regardless of whether you attend.

We look forward to seeing you at the Annual Meeting.

Sincerely,

A. Thomas Bender

Chairman of the Board of Directors

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

THE COOPER COMPANIES, INC.

6101 Bollinger Canyon Road, Suite 500

San Ramon, CA 94583

Meeting Date:	Wednesday, March 18, 2020

Meeting Time:	8:00 a.m. (Pacific time)

Location:	CooperCompanies headquarters 6101 Bollinger Canyon Road, Suite 500 San Ramon, California

Admission:	All stockholders are cordially invited to attend the Annual Meeting in person.

Agenda:

1.   Elect the eight directors named in the Proxy Statement;

2.   Ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2020;

3.   Approve the 2020 Long-Term Incentive Plan for Non-Employee Directors;

4.   Hold an advisory vote on the compensation of our Named Executive Officers; and

5.   Transact any other business that may properly come before the meeting.

Stockholders of record at the close of business on Thursday, January 23, 2020, or their legal proxy holders, will be entitled to vote at the Annual Meeting.

On or about February 6, 2020, we will mail either (1) a Notice of Internet Availability of Proxy Materials (the “Notice”) or (2) a copy of this Proxy Statement and our Annual Report for the fiscal year ended October 31, 2019. The Notice will also contain instructions on how to request a paper copy of our proxy materials.

You may vote by following the instructions on the Notice or by using the proxy card accompanying the paper copy of materials. If phone or internet voting is available to you, instructions will be included on your proxy card.

YOUR VOTE IS IMPORTANT TO US. Regardless of whether you plan to attend the Annual Meeting, we encourage you to vote your shares as soon as possible to ensure that your vote is recorded. We look forward to your participation.

By Order of the Board of Directors

Randal L. Golden

Secretary

Dated: February 4, 2020

EXHIBIT A – 2020 LONG-TERM INCENTIVE PLAN FOR NON-EMPLOYEE DIRECTORS	A-1

PROPOSALS TO BE PRESENTED AT THE ANNUAL MEETING

Our 2020 Annual Meeting will be held at 8:00 a.m. (Pacific time) on Wednesday, March 18, 2020 at our corporate headquarters at 6101 Bollinger Canyon Road, Suite 500, San Ramon, California.

This Proxy Statement was provided to all stockholders of record at Thursday, January 23, 2020 and is presented on our behalf by order of the Board of Directors. It contains information about our Company and the proposals to be presented at the Annual Meeting.

Throughout this Proxy Statement, we may also refer to various documents that are available on our website. The content posted on, or accessible through, our website is not incorporated by reference into this Proxy Statement or any of our filings with the SEC and may be revised by us (in whole or in part) at any time and from time to time.

We have also furnished our Annual Report to all stockholders of record. The Annual Report contains our financial statements for the fiscal year ended October 31, 2019 and other useful information, but it is not part of the materials for the solicitation of proxies.

Proposals

No.		Board RECOMMENDATION	PAGE

1	ELECTION OF THE BOARD OF DIRECTORS	FOR EACH DIRECTOR	p.49

2	RATIFICATION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	FOR	p.55

3	APPROVAL OF THE 2020 LONG-TERM INCENTIVE PLAN FOR NON-EMPLOYEE DIRECTORS	FOR	p.56

4	ADVISORY VOTE ON EXECUTIVE COMPENSATION	FOR	p.61

We are not aware of any other business to be brought before the meeting. If any additional business is properly brought before the meeting, the designated officers serving as proxies will vote in accordance with their best judgment.

Other Company Information

•	Corporate Governance – page 2

•	Compensation Discussion & Analysis – page 17

•	Executive Compensation Tables – page 34

•	Director Compensation – page 45

1 | P a g e

CORPORATE GOVERNANCE

About Our Board of Directors

Our Board of Directors currently has nine members, each of whom stands for election annually.

Current Directors		Since	Age	Audit	Corporate Governance & Nominating	Organization & Compensation
A. Thomas Bender (Chairman)	I	1994	80

Allan E. Rubenstein, M.D. (Lead Director)	I	1992	75		♦
Colleen E. Jay	I	2016	57		♦	❖

Michael H. Kalkstein*	I	1992	77
William A. Kozy	I	2016	67	♦	❖	♦

Jody S. Lindell	I	2006	68	❖	♦
Gary S. Petersmeyer	I	2013	72	♦		♦

Robert S. Weiss		1996	73
Albert G. White III (CEO)		2018	50

            I – Independent                        ❖ - Committee Chair                        ♦ – Committee Member

     * Mr. Kalkstein will not stand for re-election in 2020.

Board Independence	Gender Diversity	Tenure

Board Leadership

We maintain separate positions for the Chairman and Chief Executive Officer (CEO). We also maintain an independent Lead Director position. We feel this division provides a balance between the independence of our directors and the experience of our officers. Our current Chairman has significant business experience with the Company but has also been affirmatively determined to be independent by our Board. We feel that maintaining an independent Chair provides for strong, knowledgeable leadership of the Board separate from the CEO’s immediate, day-to-day involvement with the Company.

2 | P a g e

Director Independence

All of our directors, except Messrs. Weiss and White, have been determined by the Board to be independent. Mr. White is our current CEO and Mr. Weiss served as our CEO until April 2018 and was compensated as an employee through December 2018. Mr. Weiss is considered a Non-Employee Director as of January 1, 2019.

In making determinations regarding independence, the Board considers the objective requirements for independence set forth by the NYSE and the SEC and has confirmed that each independent director has no relationship to the Company, either directly or indirectly, other than as a stockholder of the Company or through their service on the Board. The Board and its committees conduct regular self-evaluations and review director independence and committee composition to ensure continued compliance with regulations.

Additionally, under our Corporate Governance Principles, directors are not permitted to serve on the boards of more than two other public companies while they serve on our Board; provided, that the Board may make exceptions to this standard as it deems appropriate in the interest of our stockholders. We do not limit service on private company boards of directors or with non-profit organizations. The Board considers these affiliations and professional relationships on a case by case basis to ensure no conflicts of interest with the Company or other factors that would impair the relevant Non-Employee Director’s independence from the Company.

Director Nomination Process

The Corporate Governance and Nominating Committee is responsible for identification and recommendation of qualified candidates to present to the Board for consideration as director nominees. As part of this responsibility, the Committee annually considers the size, composition and responsibilities of the Board. The Committee considers the background and skills of the current board members, the needs of the Board, and the qualifications of any potential candidates prior to making recommendations regarding nominations.

The Committee believes that nominees for election to the Board must, at a minimum:

(1)	meet the objective independence requirements set forth by the SEC and NYSE (other than executive nominees);

(2)	exhibit strong personal integrity, character, and ethics, and a commitment to ethical business and accounting practices;

(3)	demonstrate an understanding of and commitment to good governance practices and the fiduciary responsibilities expected of a director;

(4)	have an appropriate educational background and significant business or professional experience;

(5)	not serve on more than two other public company boards;

(6)	not be involved in on-going litigation with us or be employed by an entity which is engaged in such litigation; and

(7)	not be the subject of any on-going criminal investigations, including investigations for fraud or financial misconduct.

The Committee also considers whether a candidate has any special expertise that would be of particular benefit to the Company and seeks candidates who demonstrate an understanding of

3 | P a g e

financial statements and financial matters, and who offer business and managerial experience that will complement the experience of current directors and provide additional depth of knowledge in areas that will benefit the Board in its oversight of our business.

In addition to these minimum standards, the Committee believes it is important to have Directors from various backgrounds and professions in order to ensure that the Board has a wealth of experiences to inform its decisions. Consistent with this philosophy, the Committee is committed to including in each search, candidates who reflect diverse backgrounds, including, but not limited to, diversity of gender and race.

The Corporate Governance and Nominating Committee considers suggestions from stockholders for nominees for election as directors at our Annual Meetings on the same terms as nominees selected by the Committee. Stockholder suggestions must be received on a timely basis and meet the criteria set forth in the information on Stockholder Proposals and Nominations for Director on page 66.

Board Committees

The Board currently maintains three standing committees as described below. Committee membership is determined by the Board and reviewed regularly. As required by the SEC and NYSE, all members of our Audit Committee, Corporate Governance and Nominating Committee, and Organization & Compensation Committee are independent directors. At the Board’s discretion, other committees may include directors who have not been determined to be independent.

Each committee maintains a written charter detailing its authority and responsibilities. These charters are updated periodically as legislative and regulatory developments and business circumstances warrant.

Our committee charters are available in their entirety on our website at http://investor.coopercos.com/corporate-governance.

The Audit Committee provides advice with respect to our financial matters and assists the Board in fulfilling its oversight responsibilities regarding: (i) the quality and integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) review of our potential risk factors, (iv) the qualifications, independence, and performance of the independent registered public accounting firm serving as auditors of the Company, (v) retention and engagement of the independent registered public accounting firm, and (vi) the performance of the Company’s Internal Audit function and internal controls. The Audit Committee advises and makes recommendations to the Board regarding our financial, investment, and accounting procedures and practices.

The Organization & Compensation Committee (the “OCC”) reviews and approves all aspects of the compensation paid to our Chief Executive Officer and all executives identified by the OCC as officers under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The OCC also approves all compensation for employees whose total combined annual base salary plus target non-equity incentive bonus is $750,000 or greater, regardless of whether they have been designated as officers under Section 16(a) of the Exchange Act. Members of the OCC are not eligible to participate in any of our executive compensation programs.

The OCC also approves the composition of our peer group for comparative compensation review, approves all awards under our equity and non-equity incentive bonus plans, and has approval

4 | P a g e

authority for agreements providing for the payment of benefits following a change in control of the Company, severance following a termination of employment, or any other special arrangement with the executive officers or employees which would affect their compensation. The OCC also oversees succession planning, diversity & inclusion, and management development programs designed to strengthen our internal pool of candidates for executive level positions and promote mentoring of senior level employees.

The Corporate Governance and Nominating Committee develops, implements, and maintains the corporate governance standards by which we conduct business, and advises and makes recommendations to the Board concerning our primary governance policies. The Corporate Governance and Nominating Committee meets with the Chief Executive Officer and senior corporate staff as it deems appropriate to fulfill its obligations with regard to our corporate governance standards. The Corporate Governance and Nominating Committee also performs the functions described under Director Nomination Process on page 3.

Meetings

The Board and its committees met as follows during our most recent fiscal year:

Number of Meetings
Board of Directors	7

Audit Committee	7
Organization and Compensation Committee	7

Corporate Governance and Nominating Committee	3

The Non-Employee Directors hold executive sessions in connection with regular meetings of the Board and more often as they deem appropriate. Either Mr. Bender, as Chair, or Dr. Rubenstein, as Lead Director, presides over executive sessions.

During the 2019 fiscal year, each director attended all of the board meetings and meetings of committees on which the director served. Currently we do not maintain a formal policy regarding director attendance at the Annual Meeting.

Corporate Governance Policies

We have an ongoing commitment to good governance and business practices. In furtherance of this commitment, we regularly monitor developments in the area of corporate governance and review our policies and procedures in light of such developments. We seek to comply with the rules and regulations promulgated by the SEC and the NYSE and implement other corporate governance practices we believe are in the best interest of the Company and its stockholders.

In keeping with this commitment:

•	All members of our Board are independent other than Mr. White and Mr. Weiss (our current and prior CEOs);

5 | P a g e

•	All members of the committees of our Board are independent;

•	Board members stand for re-election annually and our corporate Bylaws include a majority voting standard for the election of our directors;

•	We adopted amendments to our Bylaws early in the 2019 fiscal year to include proxy access provisions;

•	The Board is active in oversight of risk and risk management;

•	We do not maintain a stockholder rights plan (“poison pill”); and

•	We are committed to corporate social responsibility and sustainability.

Additionally, we maintain various corporate policies, discussed in more detail below, that reflect our dedication to good governance. We believe that the policies and practices currently in place enhance our stockholders’ interests.

Corporate Governance Principles

We maintain a set of Corporate Governance Principles which specify our standards for director qualifications, director responsibilities, Board committees, director access to officers and employees, director orientation and continuing education, and performance evaluations of the Chief Executive Officer and of the Board and its committees. The Principles also address compensation and stock ownership requirements for our Non-Employee Directors (discussed in more detail in the section on Director Compensation starting on page 45). The Principles are available in their entirety on our website at http://investor.coopercos.com/corporate-governance.

Ethics and Business Conduct Policy

Our Ethics and Business Conduct Policy, or Ethics Policy, applies to all of our employees, executive officers, and non-employee directors, including the Chief Executive Officer and Chief Financial Officer. Employees are encouraged to report any conduct that they believe in good faith to be an actual or apparent violation of the Ethics Policy.

The Ethics Policy includes provisions relating to: (i) conflicts of interest, (ii) the protection and proper use of Company assets, (iii) relationships with customers, suppliers, competitors and associates, (iv) government relations and anti-corruption regulations, and (v) compliance with laws and regulations, including laws and regulations relating to insider trading, equal employment opportunity, harassment, health and safety.

The Ethics Policy is translated into multiple languages to facilitate readability and all employees receive a copy of the Ethics Policy both at their date of hire and annually. The Ethics Policy is also posted on our internal web pages for ease of access and is available in its entirety on our website at http://investor.coopercos.com/corporate-governance.

Amendments to the Ethics Policy and any waivers from the Ethics Policy granted to directors or executive officers will be made available through our website. As of the date of this proxy statement, no waivers have been requested or granted.

6 | P a g e

Stock Trading Policy: Hedging & Pledging

We have implemented a Stock Trading Policy that applies to our senior executives, including our Named Executive Officers and all members of the Board of Directors. Under this Policy, trading in Company securities is prohibited except during specifically designated windows. Additionally, executives and members of the Board are prohibited from engaging in various trading practices which would suggest speculation in our securities, including short sales, puts, calls, forward sales, equity swaps, or other hedging transactions. Our policy does permit executives and members of the Board to pledge securities as collateral, but only upon prior notice to, and approval from, the Company.

Procedures for Handling Accounting Complaints

The Audit Committee has established procedures for receipt and handling of potential complaints we may receive regarding accounting, internal accounting controls, or auditing matters, and to allow for the confidential, anonymous submission by our employees of concerns regarding accounting or auditing matters. In furtherance of this goal, we have established a confidential reporting system managed by an independent third-party vendor through which employees may report concerns about our business practices. The reporting system provides both a telephone hotline and online reporting options in multiple languages.

Board of Directors’ Role in Risk Oversight

General

Our Board of Directors recognizes the importance of appropriate oversight of potential business risks in running a successful operation and meeting its fiduciary obligations to our business and our stockholders. While our management team has responsibility for the day-to-day assessment and management of potential business risks, the Board maintains responsibility for creating an appropriate culture of risk management and setting the proper “tone at the top.”

In this function, the Board, directly and through its committees, takes an active role in overseeing our aggregate risk potential and in assisting management with addressing specific risks, including competitive, legal, regulatory, operational, and financial risks. Each committee of the Board regularly reviews risks related to its area of focus and the Board receives regular reports from management’s Global Risk Committee regarding key business risks and management efforts to mitigate identified risks.

Risk and Executive Compensation

The OCC reviews and assesses the possible risks related to our compensation programs. Based on this assessment, the OCC has concluded that the structure of our compensation program does not create unreasonable risk or the likelihood of a material adverse impact on the Company.

In making this determination, the OCC considered possible compensation-based risks and means by which potential risks may be mitigated, including through the operation of our internal control

7 | P a g e

structure and the Committee’s oversight. The OCC also considered the structure of our compensation plans, including:

•	the use of a combination of short- and long-term compensation programs to create a balanced mix of pay components for our executives;

•	equity ownership guidelines for our senior executives to strengthen the connection between executive and stockholder interests;

•

capped bonus targets and recoupment provisions under short-term incentive plans to reduce the risk that executives would be motivated to maximize performance in a specific period over long-term goals; and

•	double-trigger change-in-control provisions in employment agreements with our Named Executive Officers to prevent guaranteed payouts (see “Potential Payments on Termination” on page 42).

Management Succession Planning

At least annually, and more often as deemed appropriate, the OCC meets with management to discuss succession plans for our executive management, including our CEO. Succession plans are designed to allow for an orderly transition of the top executive posts either in the ordinary course of business or in response to emergency situations. Management develops and presents plans for identification, mentoring, and continuing development of potential internal candidates for executive leadership positions. The Committee provides oversight, input, and recommendations with regard to the criteria to be used for identification of potential candidates for succession to leadership positions. The Committee also meets with individual members of management occasionally throughout the year to assess leadership development within the executive team.

Related Party Transactions

We review all relationships and transactions in which the Company and our directors and executive officers or their immediate family members are participants. The Company’s legal and governance staff is primarily responsible for monitoring and obtaining information from the directors and executive officers with respect to related party transactions and for then determining, based on the facts and circumstances, whether the Company or a related party has a direct or indirect material interest in the transaction.

Management reports related party transactions to the Corporate Governance and Nominating Committee in accordance with written policy and the Committee reviews and approves (or ratifies) all transactions between the Company and related parties that are required to be disclosed under SEC rules.

Under this policy, certain transactions have been deemed by the Committee to be pre-approved or ratified even if the aggregate amount involved exceeds thresholds that would otherwise require disclosure as follows:

•	Compensation paid for service as a Non-Employee Director or executive officer of the Company;

8 | P a g e

•	Transactions with other companies where the related person’s only relationship is as a director and/or beneficial owner of less than 10% of that company’s equity interests;

•

Transactions where the related person’s only interest arises from the ownership of the Company’s common stock and all holders of the Company’s common stock received the same benefit on a pro rata basis (such as payment of regular dividends or stock splits);

•	Transactions between parent and subsidiary entities within the Company’s subsidiary structure, joint ventures, equity investments, and limited liability entities;

•	Transactions where the rates or charges are regulated by law or government authority; and

•	Transactions involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services.

KPMG LLP, as our independent registered public accounting firm, reviews our controls around the identification and reporting of related party transactions as required by current accounting standards.

We have determined that there were no material related party transactions during the 2019 fiscal year.

Compensation Committee Interlocks and Insider Participation

During the 2019 fiscal year, all of the members of the OCC were independent directors, no member was an employee or former employee of the Company, and no Committee member had any relationship requiring disclosure as a related party transaction. Also, none of our executive officers served on the compensation committee (or its equivalent) or board of directors of another entity whose executive officer served on the OCC.

9 | P a g e

OWNERSHIP OF THE COMPANY

Principal Securityholders

The following table contains information regarding all individuals or groups who have advised us that they own more than five percent (5%) of the outstanding shares of our common stock. Information is presented as of the Record Date.

Name & Address of Beneficial Owner	Aggregate # of Shares Beneficially Held	Percentage of Shares
T. Rowe Price Associates, Inc. (1) 100 E. Pratt Street Baltimore, MD 21202	6,028,501	12.200%

The Vanguard Group, Inc. (2) 100 Vanguard Blvd. Malvern, PA 19355	5,155,965	10.470%
BlackRock, Inc. (3) 55 East 52nd Street New York, NY 10022	3,732,729	7.600%

Generation Investment Management LLP (4) 20 Air Street, 7th Floor London, United Kingdom W1B 5AN	3,279,108	6.660%
Janus Henderson Group PLC (5) 201 Bishopsgate London, United Kingdom EC2M 3AE	2,756,881	5.600%

Massachusetts Financial Services Company (6) 111 Huntington Avenue Boston, MA 02199	2,751,296	5.600%
State Street Corporation (7) One Lincoln Street Boston, MA 02111	2,548,484	5.200%

(1)

Based on information disclosed in a Schedule 13G/A filed by T. Rowe Price Associates, Inc. on February 14, 2019. T. Rowe Price Associates beneficially owns and has the sole power to dispose of or direct the disposition of all 6,028,501 of these shares and has the sole power to vote or to direct the vote of 1,971,189 of these shares.

(2)

Based on information disclosed in a Schedule 13G/A filed by The Vanguard Group, Inc. on February 11, 2019. The Vanguard Group beneficially owns and has the sole power to dispose of or direct the disposition of 5,087,978 of these shares and has the shared power to dispose of or direct the disposition of 67,987 of these shares; and has the sole power to vote or to direct the vote of 57,035 of these shares and has shared power to vote 12,050 of these shares.

(3)

Based on information disclosed in a Schedule 13G/A filed by BlackRock, Inc. on February 4, 2019. BlackRock, Inc., directly and through its subsidiaries, beneficially owns, and has the sole power to dispose of or direct the disposition of all 3,732,729 of these shares and has the sole power to vote or direct the vote of 3,290,042 of these shares.

(4)

Based on information disclosed in a Schedule 13G/A filed by Generation Investment Management LLP (“GIM”) on February 14, 2019. GIM beneficially owns and has the sole power to dispose of or direct the disposition of 24,608 of these shares and has the shared power to dispose of or direct the disposition of 3,254,500 of these shares; and has the sole power to vote or to direct the vote of 24,608 of these shares and has shared power to vote 3,254,500 of these shares. Generation Investment Management US LLP has the shared power to dispose of or direct the disposition of and the shared power to vote or direct the vote of 1,558,066 of these shares. Generation IM Fund PLC has the shared

10 | P a g e

power to dispose of or direct the disposition of and the shared power to vote or direct the vote of 954,458 of these shares. Generation IM Global Equity Fund, LLC has the shared power to dispose of or direct the disposition of and the shared power to vote or direct the vote of 789,909 of these shares.

(5)

Based on information disclosed in a Schedule 13G filed by Janus Henderson Group PLC (“Janus”) on February 12, 2019. Janus has the shared power to dispose of or direct the disposition of and to vote or direct the voting of all 2,756,881 of these shares.

(6)

Based on information disclosed in a Schedule 13G/A filed by Massachusetts Financial Services Company (“MFS”) on February 13, 2019. MFS beneficially owns and has the sole power to dispose of or direct the disposition of all 2,751,296 of these shares and the sole power to vote or direct the vote of 2,591,933 of these shares.

(7)

Based on information disclosed in a Schedule 13G filed by State Street Corporation on February 11, 2019. State Street Corporation has the shared power to dispose of or direct the disposition of 2,411,730 of these shares and the shared power to vote or direct the vote of 2,333,241 of these shares.

Securities Held by Insiders

The following table contains information regarding ownership of our common stock by each of our directors, the executives named in the Summary Compensation Table, and all of the current directors and executive officers as a group. The figures in this table represent sole voting and investment power except where otherwise indicated.

	Common Stock Beneficially Owned as of January 23, 2020

Name of Beneficial Owner	Number of Shares		Percentage of Shares
Brian G. Andrews	17,213	(1)	*

Robert D. Auerbach, M.D.	8,282	(2)	*
A. Thomas Bender	28,618	(3)	*

Colleen E. Jay	5,424	(4)	*
Michael H. Kalkstein	19,429	(5)	*

William A. Kozy	5,694	(6)	*
Jody S. Lindell	38,895	(7)	*

Daniel G. McBride	122,602	(8)	*
Gary S. Petersmeyer	7,202	(9)	*

Allan E. Rubenstein, M.D.	3,191		*
Holly R. Sheffield	2,749	(10)	*

Robert S. Weiss	243,817	(11)	*
Albert G. White III	148,750	(12)	*
All current directors and executive officers as a group (15 persons)	687,290		1.4%
*	Less than 1% ownership.

(1)	Includes 14,532 shares which Mr. Andrews could acquire upon the exercise of currently exercisable stock options.
(2)	Includes 4,742 shares which Dr. Auerbach could acquire upon the exercise of currently exercisable stock options.
(3)	Includes 10,000 shares which Mr. Bender could acquire upon the exercise of currently exercisable stock options.
(4)	Includes 1,766 shares which Ms. Jay could acquire upon the exercise of currently exercisable stock options.

11 | P a g e

(5)

Includes 13,591 shares which Mr. Kalkstein could acquire upon the exercise of currently exercisable stock options; all of these exercisable options are held by an estate planning trust in which Mr. Kalkstein maintains 50% or greater control.

(6)	Includes 1,766 shares which Mr. Kozy could acquire upon the exercise of currently exercisable stock options.
(7)

Includes 20,091 shares which Ms. Lindell could acquire upon the exercise of currently available stock options; all of Ms. Lindell’s exercisable options are held by estate planning trusts in which Ms. Lindell maintains 50% or greater control.

(8)	Includes 89,460 shares which Mr. McBride could acquire upon the exercise of currently exercisable stock options.
(9)

Includes 5,864 shares which Mr. Petersmeyer could acquire upon the exercise of currently available stock options; all of these exercisable options are held by an estate planning trust in which Mr. Petersmeyer maintains 50% or greater control.

(10)	Includes 2,471 shares which Ms. Sheffield could acquire upon the exercise of currently exercisable stock options.
(11)	Includes 103,545 shares which Mr. Weiss could acquire upon the exercise of currently exercisable stock options.
(12)	Includes 109,534 shares which Mr. White could acquire upon the exercise of currently exercisable stock options.

12 | P a g e

REPORT OF THE AUDIT COMMITTEE

The Audit Committee operates under a written charter adopted by the Board in December 2003 and most recently amended in March 2017. The Audit Committee’s charter is available in its entirety on our website at http://investor.coopercos.com/corporate-governance.

Our Board has determined that all members of the Audit Committee are independent directors and are financially literate as required by the NYSE. Our Board has also determined that Ms. Lindell meets the qualifications of an audit committee financial expert as defined by the SEC.

The Audit Committee’s primary duties and responsibilities relate to:

•	The reliability and integrity of our accounting policies and financial reporting and financial disclosure practices;

•	Establishment and maintenance of processes by management to assure that an adequate and effective system of internal controls exists within the Company; and

•	Engagement, retention, and termination of our independent registered public accounting firm.

The Audit Committee provides advice with respect to our financial matters and assists the Board in fulfilling its oversight responsibilities regarding: (i) the quality and integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) review of our potential risk factors, (iv) the qualifications, independence and performance of KPMG LLP (“KPMG”), in its role as our independent registered public accounting firm, (v) retention and engagement of KPMG, (vi) the performance of our internal audit function, and (vii) review of our internal controls and risk management procedures.

Management is responsible for the Company’s internal controls and the financial reporting process. The Committee has engaged Ernst & Young LLP (“EY”) to assist in the assessment of the Company’s internal controls over financial reporting and to provide internal audit services. Such services provided by EY are jointly directed by management and the Audit Committee.

KPMG, as the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue a report on the audit process. The Audit Committee’s responsibility is to monitor and oversee these processes. In this context, the Audit Committee has met and held discussions with management and KPMG regarding the fair and complete presentation of the Company’s financial results.

The Audit Committee held 7 meetings during the 2019 fiscal year, including regular meetings in conjunction with the close of each fiscal quarter, during which the Audit Committee reviewed and discussed the Company’s financial statements with management and KPMG. These Audit Committee meetings routinely include executive sessions of the committee, as well as private sessions with each of KPMG, Internal Audit, EY, and management.

The Audit Committee reviewed and discussed the audited consolidated financial statements of the Company for the fiscal year ended October 31, 2019 with management and KPMG, and management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with United States generally accepted accounting principles (GAAP). The Audit Committee discussed with KPMG the matters required to be discussed by the Public Company Accounting Oversight Board Auditing Standard No. 1301 “Communication with Audit Committees.”

13 | P a g e

The Audit Committee also reviewed and discussed with KPMG, Internal Audit, EY, and management the processes and procedures associated with our assessment of internal controls over financial reporting, including management’s assessment of such controls.

The Audit Committee maintains policies and procedures for the pre-approval of work performed by KPMG. Under its charter, the Audit Committee must approve all engagements in advance. All engagements with estimated fees above $150,000 require consideration and approval by the full Audit Committee. The Chair of the Audit Committee has the authority to approve on behalf of the full Audit Committee all engagements with fees estimated to be below $150,000. Management recommendations are considered in connection with such engagements, but management has no authority to approve engagements.

In the 2019 fiscal year, the Audit Committee received both the written disclosures and the letter from KPMG that are mandated by applicable requirements regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and the Audit Committee discussed KPMG’s independence from the Company with the lead engagement partner. The Audit Committee or its Chair approved all audit services provided by KPMG for the fiscal year ended October 31, 2019. The total fees paid or payable to KPMG for the last two fiscal years are as follows:

Fiscal Year Ended

	October 31, 2019	October 31, 2018
Audit Fees	$5,404,750	$5,304,315

Audit Related Fees	$-0-	$-0-
Tax Fees	$-0-	$-0-

All Other Fees	$-0-	$-0-

Based on the Audit Committee’s discussions with KPMG, Internal Audit, EY, and management, the Audit Committee’s review of the representations of management, the certifications of the Chief Executive Officer and Chief Financial Officer, and the written disclosures and the letter from KPMG to the Audit Committee, the Audit Committee recommended to the Board that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended October 31, 2019 for filing with the SEC.

THE AUDIT COMMITTEE

Jody S. Lindell (Chair)

William A. Kozy

Gary S. Petersmeyer

Michael H. Kalkstein (Former Member)

14 | P a g e

EXECUTIVE OFFICERS OF THE COMPANY

Set forth below is information regarding our current executive officers and other senior employees named in this Proxy Statement who are not also directors. The individuals listed below served in the positions set forth as of the date of this proxy statement.

DANIEL G. MCBRIDE	Age: 55
Executive Vice President & Chief Operating Officer / President, CooperVision, Inc.

Mr. McBride has served as Executive Vice President and Chief Operating Officer since November 2013 and as the President of CooperVision, our contact lens business, since February 2014. He previously served as our Chief Risk Officer from July 2011 through October 2013, as our General Counsel from November 2007 through January 2014, and as Vice President from July 2006 through October 2013. He also served as Senior Counsel from February 2005 through November 2007. Prior to joining Cooper, Mr. McBride was an attorney with Latham & Watkins LLP from October 1998 to February 2005, concentrating on mergers and acquisitions and corporate finance matters. He holds a B.S. in Finance from Santa Clara University and a J.D. from Stanford Law School.

BRIAN G. ANDREWS	Age: 41
Senior Vice President, Chief Financial Officer & Treasurer

Mr. Andrews has served as Senior Vice President, Chief Financial Officer & Treasurer since May 2018. He has served as our Treasurer since January 2013. He also served as Vice President, Global Logistics and Service for CooperSurgical, our women’s healthcare business, a position he held from June 2017 to May 2018 and as Vice President of the Company from November 2014 to May 2018. Mr. Andrews previously served as Assistant Treasurer for the Company from April 2006 to December 2012. Prior to joining Cooper, he held various corporate and investment banking positions at KeyBanc Capital Markets from 2002 to 2006 and at ING Barings from 2000 to 2001. He holds a B.A. in Economics from Columbia University.

HOLLY R. SHEFFIELD	Age: 49
Executive Vice President & Chief Strategy Officer

Ms. Sheffield joined Cooper as Executive Vice President & Chief Strategy Officer in June 2018. Prior to joining Cooper, Ms. Sheffield had over 20 years of experience in investment banking. She joined Cooper from UBS Securities LLC, where she was a Managing Director, Global Head of Medical Technology from 2009 to May 2018. From 2000 to 2009, Ms. Sheffield was at Credit Suisse and from 1997-2000, Ms. Sheffield was at Donaldson, Lufkin & Jenrette until it was acquired by Credit Suisse. Ms. Sheffield received a B.S. from Cornell University and an M.B.A. from Columbia Business School.

15 | P a g e

RANDAL L. GOLDEN	Age: 58
Vice President, General Counsel & Secretary

Mr. Golden has served as Corporate Secretary since May 2018. He has also served as Vice President since November 2014 and as our General Counsel from February 2014. He previously served as our Assistant General Counsel from May 2013 through January 2014. He also served as Senior Counsel from March 2010, when he joined the Company, until May 2013. Prior to joining Cooper, he served as Senior Director & Legal Counsel at Align Technology, Inc. from 2005 through 2010 and as Director of Legal Affairs & Senior Counsel with Nokia, Inc. from 2000 to 2005. Mr. Golden also held various associate and senior legal positions prior to 2000, focusing on litigation and commercial and business law. He holds a B.S. in Finance from the University of Illinois and a J.D. from the U.C.L.A. School of Law.

AGOSTINO RICUPATI	Age: 53
Senior Vice President, Finance & Tax; Chief Accounting Officer

Mr. Ricupati has served as our Chief Accounting Officer since October 2017 and as Senior Vice President, Finance & Tax since July 2017. Mr. Ricupati previously served as Vice President, Tax for the Company from July 2013 to July 2017. Prior to joining Cooper, he served as International Tax Director for Intel Corp. from 2010 to 2013 and in various other senior finance and tax positions over the past 20 years. He holds a master’s degree from DePaul University and is a Certified Public Accountant.

ROBERT D. AUERBACH, M.D.	Age: 59
President, CooperSurgical, Inc.

Dr. Auerbach has served as President of CooperSurgical, Inc., our women’s healthcare business, since April 2018. Previously, he served as Executive Vice President, Chief Medical Officer & Chief Strategy Officer of CooperSurgical from May 2005 to April 2018. Prior to joining CooperSurgical, Dr. Auerbach served as Associate Clinical Professor in the Department of Obstetrics, Gynecology & Reproductive Services at the Yale School of Medicine, New Haven, CT. In 2005 he was the recipient of Yale’s Francis Gilman Blake Award, as the most outstanding teacher of the medical sciences, and was elected to the Society of Distinguished Teachers. He remains an adjunct faculty member of the School of Medicine and as an Executive Board member of Yale University’s Center for Biomedical Innovation and Technology. Dr. Auerbach graduated Phi Beta Kappa and Alpha Omega Alpha with highest honors from the Lehigh-Hahnemann 6-year BA-MD program in Philadelphia (1984), and completed his internship and a residency in Obstetrics & Gynecology at the Yale School of Medicine, New Haven, CT.

16 | P a g e

COMPENSATION DISCUSSION AND ANALYSIS

The Organization and Compensation Committee of our Board of Directors oversees our executive compensation program. In this capacity, the OCC regularly reviews our program to ensure that we maintain an effective and appropriate link between pay and performance, and that our compensation practices do not encourage practices that could have a material adverse effect on the Company.

This Compensation Discussion and Analysis (“CD&A”) describes our compensation program and the compensation decisions made by the OCC with regard to compensation of the following Named Executive Officers (“NEOs”) for fiscal 2019:

Named Executive Officers	Title
Albert G. White III	President & Chief Executive Officer

Brian G. Andrews	Senior Vice President, Chief Financial Officer & Treasurer
Daniel G. McBride	Executive Vice President & Chief Operating Officer / President, CooperVision, Inc.

Holly R. Sheffield	Executive Vice President & Chief Strategy Officer
Robert D. Auerbach, M.D.	President, CooperSurgical, Inc.

Fiscal 2019 Performance - The Year in Review

Financial Performance Against 2019 Goals

We delivered solid financial results for fiscal 2019, exceeding our financial targets for non-GAAP Earnings Per Share (“EPS”) and setting new records for revenue and operating income. Our 2019 results continue a trend of consistent growth over the past 5 years.

2019 Financial Highlights

	Budget Target	FY2019 Results	Change YoY	FY2019 Results (Constant Currency)	Change YoY (Constant Currency)

Revenue:	$2.681 billion	$2.653 billion	Up 5%	$2.692 billion	Up 7%

CooperVision:	$2.003 billion	$1.973 billion	Up 5%	$2.006 billion	Up 7%
CooperSurgical:	$677.5 million	$680.5 million	Up 5%	$685.8 million	Up 6%

Non-GAAP(1) EPS:	$11.79	$12.35	Up 7%	$12.76	Up 13%

Stock Price (10/31/19):		$291.00	Up 13%

(1)	For a reconciliation between GAAP and non-GAAP measures, see the “Reconciliation of Non-GAAP Financial Measures” section of this proxy statement.

17 | P a g e

In addition to positive overall results, we also:

•	Significantly enhanced our environmental, social and governance (“ESG”) efforts, including:
o	Enhanced commitment to environmental and social responsibility including our announcement of support for the United Nations Sustainability Goals;
o	Continued development of our employee engagement, including inclusion and diversity programs and expansion of our wellness programs; and
o	Received U.S. certification as a Great Place to Work™ for the second consecutive year.
•	Positively amended certain debt agreements and resolved certain tax matters, resulting in interest savings and tax refunds; and
•	Implemented our employee stock purchase plan as a benefit for our US employees, with expectations to expand the program globally.

More information about our corporate responsibility efforts can be found on our website at https://www.coopercos.com/corporate-responsibility.

18 | P a g e

Both the CooperVision and CooperSurgical divisions had strong performance in fiscal 2019 as well, with a number of accomplishments, including:

CooperVision:

•	Strong revenue growth across all global regions, led by our daily silicone hydrogel contact lens portfolio;
•	Significant progress towards U.S. FDA approval for our MiSight product, a myopia management treatment (resulting in final approval in early fiscal 2020);
•	Successful execution of succession planning programs to address key executive retirements within the CooperVision organization;
•	Acquisition of Blanchard Contact Lens, expanding the specialty lens care and myopia management segment of the CooperVision business;
•	Substantially expanded and upgraded our distribution and packaging facilities, including opening several new facilities;
•	Completed significant infrastructure investment to begin key expansions in manufacturing capacity;
•	Ongoing improvements to our IT infrastructure, including updating numerous systems, improving our global system integration activity, and enhancing our data management practices; and
•	Expansion of sustainability programs leading to receipt of globally-recognized sustainability certifications for our facilities in Costa Rica and Spain.

CooperSurgical:

•	Strong revenues driven by Paragard® and our Fertility business;
•	Successful launch of internally developed new products for both the Office & Surgical Products business and the Genomics & Fertility business;
•	Realignment of the organizational and management structures from regional divisions to a product line model;
•	Completed successful acquisitions, investments, and divestitures, including the acquisition of Incisive Surgical, Inc.; and
•	Continued investment in infrastructure to significantly expand both manufacturing and distribution capabilities.

Fiscal 2019 Compensation Highlights

The design of our executive compensation program for fiscal 2019 reflects our ongoing commitment to pay-for-performance and the continued strong alignment of the interests of our NEOs with those of our stockholders. The key elements of our executive compensation program include base salary, a cash bonus plan, and long-term incentives in the form of stock options and/or RSUs.

Highlights of our executive compensation program for fiscal 2019 included the following:

•

Base salaries for our NEOs were increased between 5% and 18%, with adjustments for select executives, including our Chief Executive Officer, targeting increased alignment with peer group practices following recent promotions and expanded responsibilities;

•	Annual cash bonuses under the 2019 Incentive Payment Plan were paid between 100-125% of target for our NEOs (discussed in more detail below starting on page 28);

•	Long-term incentive awards granted to our executives create strong alignment with long-term stockholder interests; and

19 | P a g e

•

Performance share awards granted in fiscal 2017 were certified at 110% of target achievement based on growth in non-GAAP EPS over a three-year period (discussed in more detail below starting on page 31).

Compensation Governance

The OCC seeks to ensure that we maintain sound governance and compensation policies and practices. In designing and overseeing our executive compensation program, we strive to employ best practices and the OCC works closely with its compensation consultants, management, and such other advisors as the OCC considers appropriate to properly assess our practices and policies.

THINGS WE DO:		THINGS WE DON’T DO:
✓	Entirely independent OCC	No guaranteed annual salary increases
✓	Annual assessment of link between compensation and performance	No guaranteed annual bonuses or long-term incentive awards
✓	Use of independent compensation consultants	Prohibition on hedging and speculative transactions in Company securities
✓	“Double-trigger” requirements for “change in control” payments in employment agreements	No Supplemental Executive Retirement Plan or other exceptional deferred compensation options
✓	Annual review of management succession planning process	No related party transactions without approval from our Corporate Governance and Nominating Committee
✓	Robust stock ownership guidelines applicable to our NEOs	No repricing of long-term incentives without stockholder approval
✓	Limited perquisites based on specific business rationale	No tax gross-ups for NEOs
✓	Compensation recovery (“claw back”) provision incorporated in our annual incentive plan
✓	Annual review of executive compensation program and individual compensation packages

The OCC also regularly assesses the alignment between our compensation packages and our performance through:

•	Regular updates from management on our business results;

•	Review of our quarterly financial statements, management projections, and long-range plans;

•	Review of performance and market information regarding our peer group; and

•	Review of broader industry compensation data relative to our market and other companies of comparable size.

The OCC considers management input, the advice of compensation consultants, and publicly available peer information to be valuable tools in its evaluation of the relationship between executive compensation and Company performance.

20 | P a g e

Compensation Objectives / Pay for Performance

Our executive compensation program is designed to provide market-competitive target compensation that focuses on pay for performance and aligns NEO interests with those of our stockholders by emphasizing certain principles:

•	Aligning compensation with performance by connecting executive compensation to financial measures that correlate strongly with stockholder returns;

•	Balancing short-term financial results with long-term strategic objectives;

•	Rewarding achievement of challenging corporate objectives, without encouraging inappropriate risk-taking;

•	Providing competitive pay packages aligned to compensation practices of our market peers; and

•	Maintaining sufficient flexibility to allow recognition of significant individual achievements by our executive officers.

The compensation packages for our NEOs are designed to reward achievement of our goals and encourage continued service to the Company. This strategy has created strong results and we have maintained steady growth and returns for our stockholders. We consider our executive compensation program design to be integral to our success and believe the selected performance measures serve as significant drivers of our continued success.

Say-on-Pay Vote

The OCC considers the outcome of our annual “Say-on-Pay” vote in determining the design of our executive compensation program and the composition and levels of individual compensation packages.

At our 2018 Annual Meeting of Stockholders, 94% of the votes cast on our Say-on-Pay proposal were voted in favor of the compensation program for our NEOs. The OCC viewed this result as a strong affirmation of our program structure and considered these results in December 2018 when developing the compensation packages for fiscal 2019 as described in this CD&A.

Use of Compensation Consultants

The OCC retains Compensia, Inc. (“Compensia”) to provide advice on compensation of our executive officers and the non-employee members of our Board of Directors. The OCC maintains sole authority to determine the terms of Compensia’s retention and services and a representative of the firm generally attends OCC meetings.

The OCC has reviewed the nature of the relationship between itself and Compensia as an independent consulting firm, and its relationship with the members of Compensia as individuals, for potential conflicts of interest. In conducting this review, the OCC considered the factors identified by the SEC and the NYSE as possibly contributing to conflicts, including the scope of work performed for the OCC by Compensia, the fees paid to Compensia for services, and any personal or business relationships between our executive officers or members of the OCC and Compensia or its individual members. Based on its review, the OCC has determined there are no conflicts of interest or potential conflicts of interest arising in connection with the OCC’s engagement of Compensia.

21 | P a g e

Role of Management

The OCC considers input from management to be a valuable tool in setting appropriate compensation. Management separately retains a compensation consultant to assist in the preparation of management’s recommendations on NEO compensation. A representative of the engaged firm may attend OCC meetings as an invited guest, and the OCC considers recommendations from management’s consultants on the same basis as recommendations from management.

Through early 2019, management retained Frederic W. Cook & Co., Inc. (“Frederic Cook”) as its compensation consultant and Frederic Cook provided compensation recommendations for fiscal 2019. In early 2019, management chose to change firms and engaged Semler Brossy Consulting Group LLC (“Semler”) to serve as its consultant. Semler serves on the same basis as Frederic Cook.

In addition to recommendations regarding annual NEO compensation, management also provides recommendations to the OCC regarding:

•	Selection of companies for our peer group (as described further below);

•	Appropriate structure for our annual incentive payment plans, including financial targets and calculation of achievement;

•	Long-term incentive plan design and annual award allocations;

•	Employment terms and arrangements; and

•	Stock trading policies and ownership guidelines.

The OCC reviews management recommendations with Compensia before making its own decisions on the compensation of our NEOs.

Peer Group

The OCC uses a peer group for understanding and assessing competitive compensation levels and practices within our industry. Our peer group is drawn from publicly-traded companies headquartered in the United States and is reviewed annually.

Recommendations for peer group companies are based on similarity of product lines or industry and similarity in company size as measured by annual revenue, market capitalization, operating margins, and other financial measures of organizational scope and complexity.

For fiscal 2019, companies were considered for inclusion in the peer group that: (i) had revenue and/or market capitalization between 0.5x and 2.0x of the Company in the past fiscal year, (ii) were in the medical device industry, and (iii) were identified as a peer by at least three other current peer companies, used the Company as a peer, or had been identified as a peer by one of the major proxy advisory firms.

22 | P a g e

Our peer group for fiscal 2019 was comprised of the following companies:

Align Technology, Inc.	Integra Lifesciences Holding Corporation
Bio-Rad Laboratories, Inc.	Masimo Corporation
Dentsply Sirona International, Inc.	PerkinElmer, Inc.
Edwards Lifesciences Corporation	Resmed, Inc.
Haemonetics Corporation	Teleflex, Inc.
Hill-Rom Holdings, Inc.	Varian Medical Systems, Inc.
Hologic, Inc.	Waters Corporation
IDEXX Laboratories	West Pharmaceutical Services, Inc.
Illumina, Inc.

For fiscal 2019, the OCC removed Bruker Corporation, Conmed Corporation, Mettler-Toledo International, Inc., and STERIS plc, and added Align Technologies, Inc., Hill-Rom Holdings, Inc., and Masimo Corporation as more appropriate peers based on revenue, business type, and primary executive location.

Stock Ownership Guidelines

We maintain guidelines for stock ownership by our NEOs which require minimum stock ownership equal to 5 times base salary for the CEO and 2 times base salary for all other NEOs. In addition to directly held shares, the potential value of vested stock options and unvested restricted stock units are credited in consideration of whether ownership requirements have been met.

Name	Target Value
CEO	5x base salary
Other NEOs	2x base salary

There is no required time period for the NEOs to achieve the required ownership, but while ownership is below the established guidelines the NEO is expected to hold a portion of the shares acquired upon the exercise of stock options or vesting of full-value stock awards until the guidelines are met. Under this requirement the CEO must hold 75% of the shares acquired, net of taxes and any exercise cost, and all other NEOs must hold 50% of such shares acquired.

All NEOs complied with the applicable ownership guidelines during fiscal 2019.

Executive Compensation Structure

Compensation Elements

The primary elements of our executive compensation program are designed to connect NEO compensation to stockholder returns and company objectives.

Cash Salary	Provides a minimum level of competitive compensation for our executives
Annual Cash Incentive	Encourages achievement of short-term business goals as reflected in our annual operating budget
Long-Term Equity Incentives	Connects executive compensation to strategic objectives and priorities linked to long-term success, supports alignment between executives and stockholders, and encourages executive retention

23 | P a g e

The majority of NEO compensation is a combination of annual and long-term incentives. These compensation elements require achievement of annual financial metrics and significant increases in our stock price for our NEOs to realize compensation. This creates a direct link between our performance and NEO compensation. Additionally, compensation is balanced between short-term and long-term factors to encourage attention to both annual objectives and long-term strategic goals and is intended to drive long-term stockholder value creation.

In the 2019 fiscal year, approximately 72% of Mr. White’s, total direct compensation was in the form of long-term equity awards vesting over a five-year time frame. Approximately 58-60% of our other NEO’s target total direct compensation (on average) was long-term equity awards.

*	“Other Compensation” represents approximately 1% of compensation for the average NEO and less than 1% for Mr. White, as discussed in footnote 4 to the Summary Compensation Table.

NEO Compensation – 2019 Fiscal Year

Compensation for our NEOs is determined based on their current role, recent changes to their responsibilities, and overall execution of duties throughout the prior fiscal year. Company performance, internal alignment among our executive officers, peer group compensation practices, and competitive market changes and conditions are also considered.

The OCC initially approved target executive compensation for the NEOs for the 2019 fiscal year in December 2018 as follows:

NEO	Base Salary	Target Bonus (1)		Equity Awards (2) (Grant Date Fair Value)	Total Target Compensation
		($)	(%)
White	$925,000	$925,000	100%	$5,500,000	$7,350,000

Andrews	$425,000	$276,250	65%	$1,100,000	$1,801,250
McBride	$700,000	$560,000	80%	$2,000,000	$3,260,000

Sheffield	$525,000	$341,250	65%	$1,500,000	$2,366,250
Auerbach	$425,000	$276,250	65%	$1,000,000	$1,701,250
(1)	Represents the target annual cash incentive opportunity under our Incentive Payment Plan. Actual achievement for fiscal 2019 is discussed in more detail below at page 28.

(2)

Equity award amounts represent the grant values approved by the OCC and may vary from recognized compensation expense presented in the Summary Compensation Table on page 34 due to mathematical rounding of fractional shares. Stock options are valued using a Black-Scholes option pricing model.

24 | P a g e

Changes approved at the beginning of the fiscal year were based on recommendations from the CEO, Semler, and Compensia. These recommendations were based on prior year performance and alignment with peer compensation.

Change in Compensation – 2018 to 2019

NEO	Salary	Target Bonus	Equity Value (1)	Total Change in Compensation
White (2)	Up 16%	No change	Up 17%	Up 17%

Andrews	Up 18%	Up from 45% to 65%	Up 57%	Up 47%
McBride	Up 8%	No change	Down 26%	Down 16%

Sheffield	Up 5%	Up from 60% to 65%	Down 25%	Down 15%
Auerbach	Up 6%	Up from 60% to 65%	Up 20%	Up 15%

(1)

Change in equity value reflects the impact of grants made in fiscal 2018 on promotion for Messrs. White, Andrews and Auerbach, a non-recurring retention grant for Mr. McBride, and the grant at start of employment for Ms. Sheffield.

(2)

Mr. White was promoted to CEO in May 2018 and his compensation was adjusted to reflect this increased responsibility. Changes presented here reflect adjustments from his base compensation after his promotion in order to more directly compare his target direct compensation as our CEO.

The changes in total target compensation for fiscal 2018 and fiscal 2019 were based on recognition of prior year performance by our NEOs and ongoing efforts to align compensation to our peers. Changes also reflect the impact of certain one-time grants in fiscal 2018 tied to promotion, retention or start of employment.

CEO Compensation

Target total direct compensation for our CEO recognizes the significant role of the CEO in driving our performance and future growth, as well as overall responsibility for our strategic direction, management, and leadership.

In setting Mr. White’s compensation for fiscal 2019, the OCC considered:

(1)	Mr. White’s overall performance in fiscal 2018;

(2)	Financial and operational results for fiscal 2018 and targets for fiscal 2019;

(3)	Mr. White’s experience and tenure in the CEO role;

(4)	Peer company practices and market alignment; and

(5)	Recommendations from the OCC’s independent compensation consultant.

	2018 Target Direct Compensation (Blended Rate) (1)	2019 Target Direct Compensation

Base Salary	$688,500	$925,000
Annual Cash Incentive	$630,800	$925,000
(Target / % of Base Salary) (2)	(92%)	(100%)
Equity Awards (Approved GDFV) (3)
Performance Share Awards (at Target)	$432,907 (1,885 shares)	n/a
Time-Vested Stock Options	$4,265,000 (73,600 options)	$5,500,000 (90,592)

TOTAL TARGET DIRECT COMPENSATION	$6,017,207	$7,350,000

25 | P a g e

(1)

Mr. White was promoted to CEO in fiscal 2018 and his compensation was adjusted mid-year to reflect this increase in responsibilities. Presented compensation represents the actual salary and bonus targets for fiscal 2018 based on a blended rate of initially approved and subsequently adjusted targets, and the total value of equity awards approved for Mr. White in the 2018 fiscal year. Fiscal 2019 compensation reflects Mr. White’s first full year of service as our CEO.

(2)

Represents the target annual cash incentive opportunity under our Incentive Payment Plan. For fiscal 2018, Mr. White’s target bonus was adjusted from 80% of base salary to 100% of base salary on his promotion to CEO in May 2018. For fiscal 2019, his target bonus was set at 100% of base salary. Actual achievement under the 2018 IPP was determined based on a blended salary and target rate, resulting in payment of $661,709 (104.9% of $630,800). Achievement under the 2019 IPP was $1,154,400 (124.8% of $925,000).

(3)

Equity award amounts represent the grant values approved by the OCC and may vary from recognized compensation expense (presented in the Summary Compensation Table on page 34). Options are valued using a Black-Scholes option pricing model.

Annual Cash Incentives – 2019 Incentive Payment Plan (“IPP”)

At the beginning of each fiscal year, the OCC approves an Incentive Payment Plan to provide annual performance-based cash incentive opportunities. Target levels for the pre-established performance measures used in the IPP are based on budgeted goals reflected in our annual operating budget. The IPP is discussed in more detail in the narrative to the Grants of Plan Based Awards Table on page 36.

Each NEO’s opportunity under the IPP is allocated into two components:

(1)	75% of the target award is tied to quantitative, pre-established financial performance targets; and
(2)	25% of the target award is at the discretion of the OCC and intended to recognize other strategic, operational, and individual accomplishments not specifically quantified elsewhere in the IPP.

Taken together, the IPP encourages our executive officers, including our NEOs, to focus on both immediate business objectives and financial performance, as well as other factors that support longer-term performance.

Quantitative Performance Measurement

Quantitative financial targets for the 2019 IPP were based on our annual budget, as approved by our Board of Directors at the beginning of fiscal 2019. Achievement for Messrs. White and Andrews and for Ms. Sheffield were based on overall Revenue and Non-GAAP EPS, adjusted for currency fluctuations. Achievement for Mr. McBride and Dr. Auerbach was based on Revenue and Operating Income, adjusted for currency fluctuations, for each of CooperVision and CooperSurgical, respectively.

26 | P a g e

The table below describes the relationship between the earned award and Company performance for each of the finance measures included in the 2019 IPP. No award was payable with respect to any financial performance measure that did not reach its minimum achievement threshold. For each NEO, the incentive that can be paid for any individual financial performance measure was capped at 200%. Specific achievement for fiscal 2019 is discussed in detail below.

IPP Achievement Required to Attain Payout (1)

Performance Measure	Threshold	Target	Maximum

Revenue (Constant Currency)	95%	100%	105%

Non-GAAP EPS (Constant Currency)	90%	100%	110%

Operating Income	90%	100%	110%
(1)

Potential payments at each of Threshold, Target and Maximum are presented in the Grants of Plan Based Awards table on page 36. Target achievement provides for payout of 100% of target bonus amounts and Maximum is capped at 200% of Target.

Adjustments to Quantitative Achievement and Clawbacks

Quantitative financial targets were subject to adjustment for acquisitions and/or divestitures, or other items during the fiscal year as determined by the Board. In making such adjustments, the OCC considers a report provided by management on variances to the budgets for Revenue, Operating Income, and Non-GAAP EPS that highlights key variances including non-recurring, non-controllable, and/or discretionary items. The OCC may elect to include or exclude certain of these items for purposes of determining the overall quantitative achievement under the 2019 IPP.

The OCC also has the separate authority to reduce the quantitative portion of the bonus by up to 25%, regardless of reported budget achievement, based on any facts and circumstances the OCC considers to be in the Company’s best interests. Award payments could also be reduced or wholly recouped by the OCC if a review of the results for the first two months of fiscal 2020 reflected anomalous unfavorable events that were attributable to fiscal 2019.

The OCC did not determine that any adjustments to awards for fiscal 2019 were necessary under these provisions.

Discretionary Components

As discussed above, the 2019 IPP provides for 25% of each NEO’s target annual cash incentive opportunity to be entirely at the discretion of the OCC and not linked to the quantitative financial measures under the 2019 IPP. The IPP achievement of this discretionary portion may range from 0% to a percentage deemed appropriate by the OCC, subject to a cap on the total bonus earned by any NEO equal to 200% of their target award.

The discretionary component of individual IPP awards is based entirely on the OCC’s assessment of individual NEO performance during the fiscal year. The discretionary component allows the OCC the flexibility to recognize factors such as:

•	The personal contributions of the NEOs to the performance of the Company during the fiscal year;

27 | P a g e

•

Leadership and operational achievements of each NEO, including those that may not be explicitly reflected in current year financial results (e.g. leadership development and succession planning, identification and/or execution of business development opportunities, etc.);

•	Strategic business achievements that may not be fully reflected in the Company’s financial performance during the fiscal year; and

•	Special circumstances that may have impacted the determination of the quantitative portion of the bonus.

The OCC believes this flexibility, which can account for factors that impact our results either positively or negatively, is important to connect cash incentive awards with its assessment of executive achievement in individual roles.

2019 IPP Results

Financial Measure Achievement

In approving the actual achievement levels for fiscal 2019, the OCC reviewed management’s presentation of our financial results and considered the events during the fiscal year that impacted budget targets. On review, the OCC approved achievement under the 2019 IPP based on the financial results as reported for the Company with no adjustments.

The target levels for each of the financial performance measures, our actual achievement as approved by the OCC, and the associated award amounts earned with respect to each of these measures under the 2019 IPP is set out below. As approved by the OCC, we exceeded budget targets for Revenue and non-GAAP EPS across all three divisions and each of CooperVision and CooperSurgical achieved at least 94% of target operating income.

A full discussion of our financial results can be found in Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations of our Annual Report on Form 10-K for the fiscal year ended October 31, 2019. For a reconciliation between reported GAAP and non-GAAP measures, see the “Reconciliation of Non-GAAP Financial Measures” section of this proxy statement.

Achievement by Division

(Basis of Awards Paid to NEOs)

Corporate:

Award Factor	Budget Target ($ in Millions; except EPS)	Achievement ($ in Millions; except EPS) (% of Target)	Achievement Under 2019 IPP	Target Achievement/ Weighting	Weighted Achievement

Revenue (Constant Currency)	$2,680.9	$2,692.1 (100.4%)	108.4%	50%	54.2%

Non-GAAP EPS (Constant Currency)	$11.79	$12.76 (108.2%)	182.4%	25%	45.6%

Total Achievement				75%	99.8%

28 | P a g e

(1)

Revenue as reported was $2,653.4 million versus 2019 IPP achievement of $2,692.1 million. The difference is due to adjustment to the foreign exchange rate used in connection with our annual budget. The foreign exchange rate used to compute the budget target was the same rate used for the IPP achievement calculation.

(2)	Non-GAAP EPS as reported to investors was $12.35 versus 2019 IPP achievement of $12.76. The difference is due to adjustment to the foreign exchange rate used in connection with our annual budget.

CooperVision:

Award Factor	Budget Target ($ in Millions; except EPS)	Achievement ($ in Millions; except EPS) (% of Target)	Achievement Under 2019 IPP	Target Achievement/ Weighting	Weighted Achievement

Revenue (Constant Currency)	$2,003.3	$2,006.2 (100.1%)	102.9%	50%	51.4%
Operating Income (Constant Currency)	$595.0	$589.2 (99%)	95.2%	25%	23.8%

Total Achievement				75%	75.2%
(1)

Revenue for CooperVision as reported was $1,972.9 million versus 2019 IPP achievement of $2,006.2 million. The difference is due to adjustment to the foreign exchange rate used in connection with our annual budget. The foreign exchange rate used to compute the budget target was the same rate used for the IPP achievement calculation.

(2)

Operating income for CooperVision was $506.4 million versus 2019 IPP achievement of $589.2 million. The difference is due to adjustment to the foreign exchange rate used in connection with our annual budget and adjustments to primarily reflect the impact of amortization.

CooperSurgical:

Award Factor	Budget Target ($ in Millions; except EPS)	Achievement ($ in Millions; except EPS) (% of Target)	Achievement Under 2019 IPP	Target Achievement/ Weighting	Weighted Achievement

Revenue (Constant Currency)	$677.5	$685.8 (101.2%)	124.6%	50%	62.3%
Operating Income (Constant Currency)	$221.3	$208.9 (94.4%)	72.0%	25%	18.0%

Total Achievement				75%	80.3%
(1)

Revenue for CooperSurgical as reported was $680.5 million versus 2019 IPP achievement of $685.8 million. The difference is due to adjustment to the foreign exchange rate used in connection with our annual budget. The foreign exchange rate used to compute the budget target was the same rate used for the IPP achievement calculation.

(2)

Operating income for CooperSurgical was $87.9 million versus 2019 IPP achievement of $208.9 million. The difference is due to adjustment to the foreign exchange rate used in connection with our annual budget and adjustments to primarily reflect the impact of amortization.

Discretionary Award Determinations

In determining the discretionary payout for each NEO, the OCC made an independent assessment of individual performance and leadership, operational achievements not otherwise enumerated in the 2019 IPP, and such other factors as the OCC considers indicative of executive performance, including operational achievement indicators such as market share growth, new product launches, business development, and executive leadership.

29 | P a g e

There is no formulaic relationship between the OCC’s assessment of each NEO and the payout of the discretionary component of the IPP. The OCC does not rely on a formal performance evaluation or consider achievement of pre-established goals for each NEO. The OCC does consider, among other factors, the input of our Chief Executive Officer regarding recommended award levels (other than in respect to his own IPP award) and the performance of the other NEOs, and each executive’s self-assessment of accomplishments within their area of responsibility. Generally, an award of the target 25% reflects satisfactory performance by an executive officer during the fiscal year and awards in excess of 25% are only made in recognition of significant additional accomplishments.

For fiscal 2019, the OCC approved discretionary awards at the target level for NEOs other than Mr. McBride. The OCC approved a discretionary award for Mr. McBride at a value equal to 200% of target amount in recognition of his personal performance and leadership for CooperVision, Inc. during the fiscal year. In making this determination, the OCC noted Mr. McBride’s successful execution of succession planning for his leadership organization following the retirement of certain key executives.

Named Executive Officer Awards Under the 2019 IPP

Based on the above financial results for fiscal 2019, the OCC approved the following awards for each NEO.

Named Executive Officer	Quantitative Factor Achievement	Discretionary Award	Total Award Achievement	Target Award		Actual Award Paid
				($)	(% of Base Salary)	($)	(% of Base Salary)
Albert G. White III	99.8%	25%	124.8%	$925,000	100%	$1,154,400	124.8%

Brian G. Andrews	99.8%	25%	124.8%	$276,250	65%	$344,760	81.1%
Daniel G. McBride (1)	75.2%	50%	125.2%	$560,000	80%	$701,120	100.2%

Holly R. Sheffield	99.8%	25%	124.8%	$341,250	65%	$425,880	81.1%
Robert D. Auerbach, M.D. (1)	80.3%	25%	105.3%	$276,250	65%	$290,891	68.4%

(1)

Mr. McBride’s achievement is tied to CooperVision performance due to his role as President of CooperVision and Dr. Auerbach’s achievement is tied to CooperSurgical performance due to his role as President of CooperSurgical. All other NEOs are wholly determined by Corporate results.

Long-Term Incentive Compensation

For fiscal 2019, the OCC used time-vested equity awards to deliver long-term incentive compensation to our NEOs. The OCC believes that time-vested award types have strong retention value while also closely linking executive compensation to stockholder gains. Stock options only have value to the recipient if we also have growth in our stock price, putting a portion of the executives’ compensation at risk of no return, and RSUs provide guaranteed value if the executive remains with the Company. Both award types provide the opportunity for long-term gain tied to stockholder returns while also encouraging longevity and stable management for the Company.

In setting equity compensation for our NEOs, the OCC discusses appropriate award design with Compensia and management to drive long-term focus on strategic objectives. The OCC also reviews historical grant levels based on the role and position of each executive officer, as well as economic and accounting implications, when determining the type and appropriate size of individual awards.

30 | P a g e

Equity awards are generally granted in the first quarter of each fiscal year, after financial results for the prior fiscal year are available, and vest over three to five years. Equity grants made in fiscal 2019 vest over five years and the amount of equity grants was determined based on target accounting value and our stock price at the time of grant.

The OCC may also grant equity awards periodically to new hires, upon a promotion or other circumstances, or to accomplish specific retention goals. When such awards are approved, the grant date is set by the OCC. Grant dates are not set prior to the date of approval by the OCC and no such grants were made to NEOs during fiscal 2019.

Time-Vested Stock Options and Restricted Stock Units

Equity grants for our NEOs are made in the form of stock options and restricted stock units which vest over a set period of time. Grant size is based on target accounting value and our stock price at the time of grant. In setting award levels, the OCC considered competitive market practices, management recommendations, and advice from Compensia.

Before the date of grant, each NEO can choose to receive their award as stock options, restricted stock units, or a 50/50 combination of the two award types. The OCC retains the authority to set awards as it determines appropriate, regardless of management elections, but it believes that soliciting executive input enhances the retention value of long-term equity compensation.

Grants to NEOs in 2019 Fiscal Year

Name	Stock Options		RSUs
	Grant Date Fair Value (1)	Options Granted (2)	Grant Date Fair Value (1)	RSUs Granted (3)
Albert G. White III	$5,500,000	90,592	—	—

Brian G. Andrews	$1,100,000	18,118	—	—
Daniel G. McBride	$2,000,000	32,943	—	—

Holly R. Sheffield	$750,000	12,353	$750,000	2,944
Robert D. Auerbach, M.D.	$500,000	8,236	$500,000	1,963

(1)

Amounts represent the grant values approved by the OCC and may vary slightly from recognized compensation expense (presented in the Summary Compensation Table on page 34) due to mathematical rounding of fractional shares.

(2)	Stock options vest ratably over a five-year period starting on the first anniversary of the date of grant.
(3)	Restricted stock units vest over 5 years in equal portions on each of January 8, 2020, January 8, 2021, January 8, 2022, January 8, 2023, and January 8, 2024.

Performance Share Awards

The OCC revisited the use of performance share awards for fiscal 2019. With input from Compensia, the OCC concluded that the current combination of performance driven annual incentive plans, and equity award compensation reliant on stock price growth with a 5-year vesting time horizon, provides appropriate incentives to the NEOs to drive meaningful stockholder value. Based on this determination, the OCC has discontinued use of performance share awards. At this time, there is one outstanding grant of performance share awards, granted in fiscal 2018 to Messrs. White and McBride, which will complete its cycle in fiscal 2020.

31 | P a g e

Results for Fiscal 2017 Performance Share Awards

Performance share awards granted in fiscal 2017 completed their performance cycle at the end of fiscal 2019. Of our NEOs, only Messrs. White and McBride received these awards.

These awards were eligible to be earned based on our 3-year non-GAAP EPS growth on a constant currency basis, as modified by the OCC for extraordinary, non-recurring, and/or unusual events. Based on our non-GAAP EPS growth, adjusted for currency fluctuations, over the three-year performance period, the OCC certified achievement of 12.6% compounded growth, which was in excess of the Target achievement goal of 12%.

As granted, these awards provide for proration between levels of achievement. Therefore, the NEOs will receive 110% of the Target shares as follows:

Achievement under 2017 Performance Share Awards (Performance Cycle: November 2016 to October 2019)

	Threshold (9% growth) $10.93	Target (12% growth) $11.86	Maximum (15% growth) > $12.84	Actual (12.6% growth) (110% of Target)

Name	Possible Shares			Actual Shares
Albert G. White III	1,166	2,331	3,497	2,564

Daniel G. McBride	1,166	2,331	3,497	2,564

Employee Benefits & Perquisites

Our NEOs are eligible to receive benefits under programs provided to our employees generally, including participation in our 401(k) plan (with matching contributions up to a specified dollar value, set annually), benefits under our Retirement Income Plan (a defined benefit plan), and our health, life and disability insurance programs. Matching contributions to our 401(k) plan are equal to the matching contributions provided to employees generally. Benefits under the Retirement Income Plan are discussed in more detail in the Narrative to the Pension Benefits Table on page 41.

The Company has entered into Employment Agreements with each of the NEOs as of the beginning of the 2019 fiscal year. These agreements provide for severance payments on termination of employment for various reasons, including on a change in control, and are discussed in more detail in the section titled Potential Payments on Termination or a Change in Control on page 42.

Our NEOs also receive limited perquisites or other personal benefits, generally in the form of automobile allowances and expenses, income attributable to life insurance policies, and some limited reimbursement for partner travel to business functions. We only provide perquisites or other personal benefits to our executive officers, including our NEOs, in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment and retention purposes.

32 | P a g e

Tax Deductibility of Compensation

Due to the changes in the tax laws which went into effect in 2017, the Company, generally, will not be able to deduct compensation paid to any of its NEOs in excess of $1 million. While the OCC has historically considered ways to maintain tax deductibility of the compensation for our NEOs, the OCC has the discretion to approve, and it is likely that the Company will pay, compensation which will not be deductible under the Internal Revenue Code.

Conclusion

The OCC believes that each element of executive compensation and the total compensation provided to each of our NEOs is reasonable, competitive, and appropriate. The amount of compensation payable to our NEOs depends largely on our financial performance and returns to our stockholders. The OCC believes that our executive compensation program provides an appropriate mix of elements that will allow us to continue to attract, retain, and motivate a top performing management team, without encouraging excessive or inappropriate risk-taking by our executive officers, and that its compensation arrangements create incentives that drive our continued strong financial performance.

REPORT OF THE ORGANIZATION & COMPENSATION COMMITTEE

The Organization & Compensation Committee of the Board has reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussion, the OCC has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended October 31, 2019.

ORGANIZATION & COMPENSATION COMMITTEE

Colleen E. Jay (Chair)

William A. Kozy

Gary S. Petersmeyer

Michael H. Kalkstein (Former Chair)

Jody S. Lindell (Former member)

33 | P a g e

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The table below shows compensation paid to the individuals who served as our Named Executive Officers during the past fiscal year.

Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards (2)	Option Awards (2)	Non-Equity Incentive Plan Compensation (1)	Change in Pension Value (3)	All Other Compensation (4)	Total Compensation
Albert G. White, III	2019	$925,000	$288,600	$0	$5,499,840	$865,800	$126,711	$18,794	$7,724,746
President & Chief Executive Officer	2018	$688,500	$165,427	$432,909	$4,265,233	$496,282	$0	$18,769	$6,067,120
	2017	$525,000	$98,662	$432,890	$1,264,912	$295,985	$28,074	$15,583	$2,661,105

Brian G. Andrews	2019	$425,000	$86,190	$0	$1,099,944	$258,570	$102,243	$19,324	$1,991,271

Senior Vice President, Chief Financial Officer & Treasurer	2018	$328,664	$37,566	$124,935	$578,027	$112,699	$0	$15,588	$1,197,479
Daniel G. McBride	2019	$700,000	$175,280	$0	$1,999,970	$525,840	$138,853	$41,363	$3,581,305
Executive Vice President & Chief Operating Officer	2018	$613,500	$122,209	$432,909	$2,265,106	$366,628	$0	$30,856	$3,831,208
	2017	$525,000	$112,902	$432,890	$1,264,912	$338,707	$34,564	$32,622	$2,741,597

Holly R. Sheffield	2019	$525,000	$106,470	$750,043	$749,951	$319,410	$10,554	$44,146	$2,505,573

Executive Vice President & Chief Strategy Officer	2018	$207,436	$31,613	$1,000,020	$999,972	$94,840	$0	$255,553	$2,589,434
Robert D. Auerbach, M.D.	2019	$425,000	$72,723	$500,114	$500,008	$218,168	$137,032	$8,304	$1,861,349
President, CooperSurgical, Inc.	2018	$380,000	$57,687	$485,961	$350,022	$173,061	$9,033	$11,200	$1,466,964

(1)

Amounts shown in the “Bonus” and “Non-Equity Incentive Plan Compensation” columns reflect the cash incentive bonuses awarded under the 2019 IPP. Amounts shown in the “Bonus” column represent the portion of the award based on the discretion of the OCC and amounts shown in the “Non-Equity Incentive Plan Compensation” column represent the portion of the bonus determined by quantitative factors.

The structure of our Incentive Payment Plan is discussed in more detail below in the narrative discussion following the Grants of Plan Based Awards Table on page 36 and in our Compensation Discussion and Analysis on page 17.

(2)

Amounts shown in the “Option Awards” and “Stock Awards” columns reflect the aggregate grant date fair value of stock option, restricted stock unit, and performance share awards granted to each Named Executive Officer with respect to the 2019, 2018, and 2017 fiscal years in accordance with FASB Accounting Standards Codification Topic 718 (ASC 718), Compensation-Stock Compensation. For a discussion of valuation assumptions, see Note 9, Stock Plans, in our Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended October 31, 2019. These awards are discussed in more detail below in the narrative discussion following the Grants of Plan Based Awards Table on page 36 and in the Compensation Discussion and Analysis on page 17.

(3)

Change in value of accumulated pension benefits for the 2019 fiscal year was calculated as the difference between the value of accumulated benefits at October 31, 2019 and the value of accumulated benefits at October 31, 2018. The value of benefits at October 31, 2019 is based on a 3.13% discount rate and the Pri-2012 mortality rates with projection scale MP-2019; the value of benefits at October 31, 2018 is based on a 4.42% discount rate and the adjusted RP-2014 base mortality rates with projection scale MP-2018; and the value of benefits at October 31, 2017 is based on a 3.75% discount rate and the adjusted RP-2014 base mortality rates with projection scale MP-2017.

34 | P a g e

For the period from October 31, 2017 to October 31, 2018, the accumulated value of pension benefits reduced for the following Named Executive Officers:

Name	Benefit Reduced By:
Albert G. White, III	$8,194

Brian G. Andrews	$10,717
Daniel G. McBride	$3,333

(4)	Amounts included in the All Other Compensation column include the following:

Name	Year	Company’s 401(k) Contributions	Automobile allowance and expenses	Income associated to life insurance	Housing / Relocation Expense	Personal Travel / Other

Albert G. White, III	2019	$4,000	$12,844	$1,950	$0	$0
	2018	$4,000	$13,280	$1,350	$0	$139
	2017	$4,000	$10,123	$1,350		$110

Brian G. Andrews	2019	$4,000	$14,436	$888	$0	$0

	2018	$4,000	$10,860	$718	$0	$10
Daniel G. McBride	2019	$4,000	$8,982	$3,570	$0	$24,811
	2018	$4,000	$9,106	$2,070	$0	$15,680
	2017	$4,000	$8,967	$2,070		$17,585

Holly R. Sheffield	2019	$4,000	$10,416	$1,350	$28,380	$0

	2018	$4,000	$5,403	$562	$245,549	$39
Robert D. Auerbach, M.D.	2019	$4,000	$0	$4,304	$0	$0
	2018	$4,000	$7,200	$0	$0	$0

Personal Travel / Other amounts represent airfare, food, lodging, and other amounts which were determined to not be inherently related to the performance of these executive’s duties. Amounts in the “Housing/Relocation Expense” column represent non-recurring amounts paid by the Company in connection with Ms. Sheffield’s relocation from New York to California at the time of her hire in 2018.

35 | P a g e

Grants of Plan Based Awards Table

This table presents information regarding the possible awards payable under our 2019 Incentive Payment Plan and the value of certain equity awards made in the 2019 fiscal year. Our equity grant practices and calculation of awards under the 2019 Incentive Payment Plan are discussed in more detail below and in the Compensation Discussion and Analysis on page 17.

Name	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (2)	All Other Option Awards: Number of Securities Underlying Options (3)	Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Option Awards (4)
	Threshold	Target	Maximum

Albert G. White, III	$115,625	$925,000	$1,850,000
					90,592	$254.77	$5,499,840

Brian G. Andrews	$34,531	$276,250	$552,500

					18,118	$254.77	$1,099,944

Daniel G. McBride	$70,000	$560,000	$1,120,000
					32,943	$254.77	$1,999,970

Holly R. Sheffield	$42,656	$341,250	$682,500

					12,353	$254.77	$749,951

				2,944			$750,043

Robert D. Auerbach, M.D.	$34,531	$276,250	$552,500
					8,236	$254.77	$500,008
				1,963			$500,114

(1)

Amounts represent the threshold, target, and maximum cash bonus amounts which could have been paid to each Named Executive Officer under our 2019 Incentive Payment Plan, or IPP, which was approved on December 11, 2018. The final award amounts for the 2019 IPP were approved on December 10, 2019 and the value of the final award amounts are included in the “Bonus” and “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table on page 34.

(2)	Awards listed in this column were granted on December 11, 2018 as restricted stock units. These awards will vest in equal portions over five years starting on January 8, 2020.
(3)

Option awards listed in this column were granted at 100% of fair market value on December 11, 2018 and will expire on the tenth anniversary of the grant date. These awards will vest over five years on each of the first through fifth anniversaries of the date of grant.

(4)

Amounts included in the “Grant Date Fair Value of Stock and Option Awards” column represent the grant date fair value recognized with respect to the 2019 fiscal year in accordance with ASC 718. For a discussion of valuation assumptions, see Note 9, Stock Plans, in our Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended October 31, 2019.

Annual Non-Equity Incentives

The OCC adopts an annual Incentive Payment Plan, or IPP, to provide for short-term cash incentive awards tied to the achievement of our business goals. Financial targets are derived from our approved fiscal year budget. The IPP is governed by the 2017 Executive Incentive Plan (the “2017 EIP”), as approved by stockholders in March 2017.

36 | P a g e

Participation levels in the IPP are set by the OCC for our executives. Targets represent a designated percentage of base salary for the fiscal year and that percentage controls the potential award that can be achieved under the IPP as follows:

Total Bonus Paid	=	Base Salary	X	IPP Participation Level (%)	X	Quantitative and Discretionary Achievement

As presented in the Grants of Plan Based Awards Table, target amounts represent the potential bonus that would be paid on 100% achievement of both quantitative factors and the discretionary portion of awards. Threshold amounts represent the minimum achievement necessary for payment on only the lowest weighted quantitative factor and no award of discretionary amounts. All awards are capped at a maximum of 200% of the target bonus opportunity.

Specific budget targets and actual achievement under the 2019 IPP are discussed in more detail in the Compensation Discussion and Analysis on page 17.

Equity Awards

We grant equity incentive awards as a tool to promote retention and to connect compensation with our long-term performance and stockholder returns. These awards are granted under our 2007 Long-Term Incentive Plan (as restated and amended in March 2016) and may vest based on continued service over time and/or performance criteria.

The OCC utilizes a mixture of equity award types, including stock options and restricted stock units. Stock options are granted at 100% of fair market value on the date of grant and have a 10-year life. Options and RSUs generally vest over a five-year period.

Equity award grants to our Named Executive Officers are discussed in more detail in the Compensation Discussion and Analysis beginning on page 17.

37 | P a g e

Outstanding Equity Awards at Fiscal Year End Table

This table provides information regarding the equity award holdings of the Named Executive Officers as of the end of the 2019 fiscal year.

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options (Exercisable)	Number of Securities Underlying Unexercised Options (Unexercisable)	Option Exercise Price	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Albert G. White, III	10,310	-	$95.74	12/12/2022	(1)	-	$-0-	-	$-0-
	8,196	-	$119.89	12/11/2023	(2)	-	$-0-	-	$-0-
	6,030	1,507	$162.28	12/9/2024	(3)	-	$-0-	-	$-0-
	-	-		-	(4)	452	$131,532	-	$-0-
	16,111	10,740	$131.60	12/9/2025	(5)	-	$-0-	-	$-0-
	8,950	17,901	$131.60	12/9/2025	(6)	-	$-0-	-	$-0-
	11,500	17,248	$175.31	12/13/2026	(8)	-	$-0-	-	$-0-
	-	-		-	(10)	-	$-0-	3,497	$1,017,627
	-	17,272	$229.66	12/12/2027	(14)	-	$-0-	-	$ -
	4,370	17,479	$229.66	12/12/2027	(12)	-	$-0-	-	$ -
	-	-		-	(15)	-	$-0-	2,828	$ 822,948
	-	34,479	$230.09	5/1/2028	(18)	-	$-0-	-	$-0-
	-	90592	$254.77	12/11/2028	(22)	-	$-0-	-	$-0-

Brian G. Andrews	2,396	-	$119.89	12/11/2023	(2)	-	$-0-	-	$-0-
	2,054	513	$162.28	12/9/2024	(3)	-	$-0-	-	$-0-
	-	-		-	(4)	154	$44,814	-	$-0-
	2,014	1,342	$131.60	12/9/2025	(5)	-	$-0-	-	$-0-
	-	-		-	(7)	380	$110,580	-	$-0-
	1,137	1,704	$175.31	12/13/2026	(8)	-	$-0-	-	$-0-
	-	-		12/13/2026	(9)	427	$124,257	-	$-0-
	-	-		-	(11)	555	$161,505	-	$-0-
	-	1,779	$229.66	12/12/2027	(13)	-	$-0-	-	$-0-
	778	3,108	$229.66	12/12/2027	(12)	-	$-0-	-	$-0-
	-	-		-	(16)	435	$126,585	-	$-0-
	-	4,310	$230.09	5/1/2028	(18)	-	$-0-	-	$-0-
	-	18,118	$254.77	12/11/2028	(22)	-	$-0-	-	$-0-
Daniel G. McBride	9,446	2,361	$162.28	12/9/2024	(3)	-	$-0-	-	$-0-
	-	-		-	(4)	708	$206,028	-	$-0-
	20,380	13,586	$131.60	12/9/2025	(5)	-	$-0-	-	$-0-
	8,950	17,901	$131.60	12/9/2025	(6)	-	$-0-	-	$-0-
	11,500	17,248	$175.31	12/13/2026	(8)	-	$-0-	-	$-0-
	-	-		-	(10)	-	$-0-	3,497	$1,017,627
	-	17,272	$229.66	12/12/2027	(14)	-	$-0-	-	$ -
	4,370	17,479	$229.66	12/12/2027	(12)	-	$-0-	-	$ -
	-	-		-	(15)	-	$-0-	2,828	$ 822,948
	-	32,943	$254.77	12/11/2028	(22)	-	$-0-	-	$-0-

38 | P a g e

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options (Exercisable)	Number of Securities Underlying Unexercised Options (Unexercisable)	Option Exercise Price	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested

Holly R. Sheffield	-	17,528	$226.30	6/4/2028	(20)	-	$-0-	-	$-0-
	-	-		6/4/2028	(21)	4,419	$1,285,929	-	$-0-
	-	12,353	$254.77	12/11/2028	(22)	-	$-0-	-	$-0-
	-	-		-	(23)	2,944	$856,704	-	$-0-
Robert D. Auerbach, M.D.	-	-		-	(4)	554	$161,214	-	$-0-
	-	2,416	$131.60	12/9/2025	(5)	-	$-0-	-	$-0-
	-	-		-	(7)	684	$199,044	-	$-0-
	-	3,067	$175.31	12/13/2026	(8)	-	$-0-	-	$-0-
	-	-		-	(9)	940	$273,540	-	$-0-
	-	-		-	(11)	666	$193,806	-	$-0-
	-	3,454	$229.66	12/12/2027	(12)	-	$-0-	-	$-0-
	-	-		-	(17)	592	$172,272	-	$-0-
	-	-		-	(16)	1,219	$354,729	-	$-0-
	-	1,739	$228.11	6/1/2028	(19)	-	$-0-	-	$-0-
	-	8,236	$254.77	12/11/2028	(22)	-	$-0-	-	$-0-
	-	-		-	(23)	1,963	$571,233	-	$-0-

(1)	Options were granted on December 12, 2012 and became vested and exercisable in equal portions on each of the first through fifth anniversaries of the date of grant.

(2)	Options were granted on December 11, 2013 and become vested and exercisable in equal portions on each of the first through fifth anniversaries of the date of grant.

(3)	Options were granted on December 9, 2014 and become vested and exercisable in equal portions on each of the first through fifth anniversaries of the date of grant.

(4)

Award granted as RSUs on December 9, 2014 and valued at $291.00 per share, the closing price of our stock on October 31, 2019. The units vest in equal portions on each of January 8, 2016, January 8, 2017, January 8, 2018, January 8, 2019, and January 8, 2020.

(5)	Options were granted on December 9, 2015 and become vested and exercisable in equal portions on each of the first through fifth anniversaries of the date of grant.

(6)	Options were granted on December 9, 2015 and become vested and exercisable in equal portions on each of the third, fourth and fifth anniversaries of the date of grant.

(7)

Award granted as RSUs on December 9, 2015 and valued at $291.00 per share, the closing price of our stock on October 31, 2019. The units vest in equal portions on each of January 8, 2017, January 8, 2018, January 8, 2019, January 8, 2020, and January 8, 2021.

(8)	Options were granted on December 13, 2016 and become vested and exercisable in equal portions on each of the first through fifth anniversaries of the date of grant.

(9)

Award granted as RSUs on December 13, 2016 and valued at $291.00 per share, the closing price of our stock on October 31, 2019. The units vest in equal portions on each of January 8, 2018, January 8, 2019, January 8, 2020, January 8, 2021, and January 8, 2022.

39 | P a g e

(10)

Performance share awards granted on February 1, 2017 which will vest depending on the achievement of specified levels of growth in earnings per share for the 2019 fiscal year. Share amounts represent maximum payout amounts (150% of target) and are valued at $291.00 per share, the closing price of our stock on October 31, 2019.

(11)	Award granted as RSUs on February 1, 2017 and valued at $291.00 per share, the closing price of our stock on October 31, 2019. The units vest in full on February 1, 2020.

(12)	Options were granted on December 12, 2017 and become vested and exercisable in equal portions on each of the first through fifth anniversaries of the date of grant.

(13)	Options were granted on December 12, 2017 and become vested and exercisable in full on February 1, 2021.

(14)	Options were granted on December 12, 2017 and become vested and exercisable in full on the third anniversary of the date of grant.

(15)

Performance share awards granted on December 12, 2017 which will vest depending on the achievement of specified levels of growth in earnings per share for the 2020 fiscal year. Share amounts represent maximum payout amounts (150% of target) and are valued at $291.00 per share, the closing price of our stock on October 31, 2019.

(16)

Award granted as RSUs on December 12, 2017 and valued at $291.00 per share, the closing price of our stock on October 31, 2019. The units vest in equal portions on each of January 8, 2019, January 8, 2020, January 8, 2021, January 8, 2022, and January 8, 2023.

(17)	Award granted as RSUs on December 12, 2017 and valued at $291.00 per share, the closing price of our stock on October 31, 2019. The units vest in full on February 1, 2021.

(18)	Options were granted on May 1, 2018 and become vested and exercisable in equal portions on each of the third through fifth anniversaries of the date of grant.

(19)	Options were granted on June 1, 2018 and become vested and exercisable in equal portions on each of the third through fifth anniversaries of the date of grant.

(20)	Options were granted on June 4, 2018 and become vested and exercisable in equal portions on each of the second through fifth anniversaries of the date of grant.

(21)

Award granted as RSUs on June 4, 2018 and valued at $291.00 per share, the closing price of our stock on October 31, 2019. The units vest in equal portions on the second through fifth anniversaries of the date of grant.

(22)	Options were granted on December 11, 2018 and become vested and exercisable in equal portions on each of the first through fifth anniversaries of the date of grant.

(23)

Award granted as RSUs on December 11, 2018 and valued at $291.00 per share, the closing price of our stock on October 31, 2019. The units vest in equal portions on each of January 8, 2020, January 8, 2021, January 8, 2022, January 8, 2023, and January 8, 2024.

40 | P a g e

Option Exercises and Stock Vested Table

The following table details the number of shares acquired by the Named Executive Officers on exercise of stock options or release of shares upon vesting of Performance Share and Restricted Stock Unit awards during the 2019 fiscal year.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Albert G. White, III	-	$-0-	4,323	$1,176,168

Brian G. Andrews	-	$-0-	2,333	$629,717
Daniel G. McBride	11,981	$2,349,436	4,844	$1,308,413

Holly R. Sheffield	-	$-0-	-	$-0-
Robert D. Auerbach, M.D.	5,326	$722,744	4,151	$1,098,681

Pension Benefits Table

Credited service and value of the accumulated benefits payable to our Named Executive Officers as of October 31, 2019 under our Retirement Income Plan at the normal retirement age of 65 are as follows:

Name	Plan	Years of Credited Service	Present Value of Accumulated Benefit (1)	Payments During Last Fiscal Year
Albert G. White, III	Retirement Income Plan	12.50	$342,443	-

Brian G. Andrews	Retirement Income Plan	12.50	$229,673	-
Daniel G. McBride	Retirement Income Plan	13.67	$428,885	-

Holly R. Sheffield (2)	Retirement Income Plan	0.33	$10,554	-
Robert D. Auerbach, M.D.	Retirement Income Plan	13.50	$489,218	-
(1)	Present value is calculated as of the October 31, 2019 measurement date and is based on a 3.13% discount rate and the Pri-2012 mortality rates with projection scale MP-2019.

(2)	As of fiscal year end, Ms. Sheffield is not yet vested in the retirement income plan.

Narrative to Pension Benefits Table

The Company’s Retirement Income Plan (the “Plan”) was adopted in December 1983. The majority of the Company’s U.S. employees who work at least 1,000 hours per year and were hired before August 1, 2019 are covered by the Plan. For services performed after December 31, 1988, members are entitled to an annual retirement benefit equal to 0.60% of base annual compensation up to $10,000 and 1.20% of base annual compensation which exceeds $10,000 but is not in excess of the applicable annual maximum compensation permitted to be considered under Internal Revenue Service guidelines for each year of service. Furthermore, current active members are entitled to an

41 | P a g e

annual retirement benefit equal to 1.20% of base annual compensation up to the applicable annual maximum compensation for each year of service in excess of 35 Plan Years of service. For service prior to January 1, 1989, members are entitled to an annual retirement benefit equal to 0.75% of base annual compensation up to the Social Security Wage Base in effect that year and 1.50% of base annual compensation in excess of the Social Security Wage Base for each year of service.

Based on the current accumulated benefits for the Named Executive Officers, the estimated annual benefits payable under this Plan upon retirement (at the normal retirement age of 65) are as follows:

Officer	Estimated Annual Benefits Payable
Albert G. White, III	$87,341

Brian G. Andrews	$111,932
Daniel G. McBride	$74,129

Holly R. Sheffield (1)	$55,130
Robert D. Auerbach, M.D.	$58,121

(1)	As of fiscal year end, Ms. Sheffield is not yet vested in the retirement income plan.

Potential Payments Upon Termination on Change in Control

We have agreements with our Named Executive Officers that provide for post-employment compensation in the event their employment terminates for specified reasons.

Termination Without Cause or Resignation for Good Reason. In the event of termination without Cause or resignation with Good Reason (as defined in the relevant agreements) each executive is entitled to a severance payment equal to 24 months of salary (paid in continuing installments on the Company’s ordinary payroll schedule), the target value of their annual cash bonus earned under our Incentive Payment Plan for the year in which employment terminates (paid as a lump sum), reimbursement of monthly COBRA premiums for up to 24 months, and the value of their accumulated pension benefits. Additionally, the executive will have one year to exercise any currently outstanding and exercisable stock options and all time-vesting equity award which would have vested within a specified period after the termination date will be accelerated.

Termination in Connection with a Change in Control. In the event of termination without Cause, or resignation with Good Reason, within 3 months prior to or 12 months following a Change in Control (as defined in the relevant agreements), each executive is entitled to a severance payment equal to 36 months of salary (paid in continuing installments on the Company’s ordinary payroll schedule), the target value of their annual cash bonus earned under our Incentive Payment Plan for the year in which employment terminates (paid in a lump sum), reimbursement of monthly COBRA premiums for up to 36 months, and the value of their accumulated pension benefits. Additionally, all outstanding equity awards will be accelerated, with any performance share awards to be paid at the target value (unless otherwise specified in the underlying award agreement).

In addition, the executive employment agreements include an Internal Revenue Code (“Code”) Section 280G “best pay” provision pursuant to which in the event any payments or benefits received by the executive would be subject to an excise tax under Code Section 4999, the executive will receive either the full amount of such payments or a reduced amount such that no portion of the

42 | P a g e

payments is subject to the excise tax, whichever results in the greater after-tax benefit to the executive.

Termination on Death or Disability. In the event employment is terminated due to the death or disability of the executive, the executive, or his or her estate, would be entitled to payment of the executive’s target cash bonus payable under the Incentive Payment Plan and any amounts due to the executive at the time of termination of employment. Additionally, outstanding equity awards will be accelerated on a pro-rata basis and the executive, or the executive’s estate, will have one year to exercise any currently outstanding and exercisable stock options.

The receipt of all of the foregoing severance payments and benefits (excluding payments and benefits received upon death or disability) is subject to the executive’s continued compliance with all of his or her obligations to the Company, including under each executive’s confidential information agreement with the Company, and the executive’s execution and delivery of a release of claims in favor of the Company.

The following table provides estimated payments to our Named Executive Officers if termination of employment occurred on October 31, 2019:

	Termination without Cause / Resignation with Good Reason	Change in Control	Death / Disability
Albert G. White	$22,983,113	$30,329,818	$21,675,713

Brian G. Andrews	$3,394,805	$5,352,722	$3,169,027
Daniel G. McBride	$18,973,583	$23,441,954	$17,896,750

Holly R. Sheffield	$2,374,126	$5,768,225	$2,064,624
Robert D. Auerbach, M.D.	$2,824,046	$3,285,394	$2,938,415

CEO Pay Ratio

The ratio of our CEO’s total annual compensation to the median annual total compensation of all employees excluding the CEO (the “CEO Pay Ratio”) is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

To identify the median employee, we evaluated the base salary of all employees globally (other than our Chief Executive Officer) as of November 30, 2018. We believe this measure most reasonably reflects the typical annual compensation of our employee population and was consistently applied for all employees, and we have not had such significant changes to our employee population or employee compensation arrangements that a remeasurement would be necessary.

For employees paid other than in U.S. dollars, salary amounts were converted from local currency to USD based on exchange rates at November 30, 2018. We did not exclude any non-U.S. employees under the de minimis or other exceptions set forth in Item 402(u) of Regulation S-K, and we did not make any cost-of-living adjustments. Once the median employee was identified, we calculated the median employee’s total annual compensation in accordance with the requirements of the Summary Compensation Table.

43 | P a g e

As calculated, we determined:

•	The total compensation of our median-paid employee was $39,775.

•	The total compensation of our Chief Executive Officer was $7,724,746 (as described above in the Summary Compensation Table on page 34).

•	The ratio of CEO compensation to the compensation of our median employee was 194: 1.

44 | P a g e

DIRECTOR COMPENSATION

Directors of a publicly traded company have substantial responsibilities and time commitments, and with ongoing changes in corporate governance standards, highly qualified and experienced directors are in high demand; therefore, we seek to provide suitable economic incentives for our directors and to compensate them appropriately for their continued performance, increased responsibilities, and dedication. This compensation applies only to our Non-Employee Directors. Members of the Board who are also our employees receive no additional compensation for their service as directors.

The OCC reviews and recommends compensation amounts for our Non-Employee Directors, and the full Board approves compensation based on these recommendations. The OCC considers director responsibilities, compensation practices of our peer companies, and recommendations from Compensia (its independent compensation consultant) in making Non-Employee Director compensation program recommendations to the Board. Compensation levels are reviewed at least annually and modified as the Board considers necessary or appropriate.

Components of Director Compensation

Cash Compensation

Our Non-Employee Directors receive an annual stipend for their service, and directors who also serve as the Chair of a committee of the Board receive an additional annual stipend in recognition of this additional responsibility. The Non-Employee Directors also receive payment for each meeting attended, for time spent on company business, and for one day of travel in connection with meetings.

Annual Retainer:
Directors	$30,000
Non-Executive Lead Director	$40,000
Chairman of the Board	$125,000
Annual Retainer for Service as a Committee Chair:
Audit Committee	$17,500
Corporate Governance and Nominating Committee	$10,000
Organization and Compensation Committee	$12,000
Attendance at Meetings of the Board & its Committees:
$1,000 – $2,000 (per meeting)
Additional Cash Compensation for Service:
Travel Days (one per set of scheduled meetings)	$2,000
Other time spent on Company business (per hour)	$250

Directors appointed to, or resigning from, the Board mid-year are entitled to a prorated portion of the annual stipend based on the number of months of service provided for the fiscal year in which they enter or leave service, rounded to the nearest whole month.

45 | P a g e

Equity Compensation

Historically our Non-Employee Directors were eligible to receive annual equity awards in the form of restricted stock units (“RSUs”) under the Company’s 2006 Long-Term Incentive Plan for Non-Executive Directors’ as amended and restated (the “2006 Directors’ Plan”) with a total grant date value of $270,000 (or $283,500 and $297,000 in the case of the Lead Director and Chairman, respectively). These grants were awarded annually and vested in full on the first anniversary of the date of grant. If a director ended their term of service prior to the vesting date, the number of shares released under the award will be prorated according to the amount of the year actually served and the prorated number of shares will be released on the original vesting date. If a director’s service was terminated for Cause, they would forfeit the award.

The 2006 Directors’ Plan expired in March 2019, and in the absence of a replacement plan, the directors were each granted the right to receive a cash payment on April 1, 2020 equivalent to the RSU award that would have been granted in April 2019 under the 2006 Directors’ Plan had it remained in effect. Going forward, if the 2020 Long-Term Incentive Plan for Non-Employee Directors is approved at the annual meeting, each non-employee director will receive an award on April 1 each year, commencing April 1, 2020. These awards will be granted in the form of RSUs with a grant date value of $270,000 (or $283,500 and $297,000 in the case of the Lead Director and Chairman, respectively).

Stock Ownership Requirements

The Board has adopted stock ownership requirements for Non-Employee Directors. The Board adopted this requirement to strengthen the relationship between director and stockholder interests, and under the current requirements Non-Employee Directors must hold Cooper common stock valued at five times their annual retainer.

Shares held must be free of restrictions to meet ownership requirements, and until the required ownership values are met the Non-Employee Directors must retain 100% of shares received on vesting of stock awards or on exercise of stock options. All of the Non-Employee Directors complied with the applicable ownership requirements during fiscal 2019.

46 | P a g e

Director Compensation Table

The following table sets forth the total compensation paid to the Non-Employee Directors for their service on the Board and its committees during the 2019 fiscal year. At present, the Non-Employee Directors are not eligible to participate in our pension programs and no deferred compensation or non-equity incentive plans are available to the Non-Employee Directors.

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)(3)	Total
A. Thomas Bender	$177,000	$417,398	$594,398

Allan E. Rubenstein, M.D.	$74,000	$398,284	$472,284
Colleen E. Jay	$69,000	$379,462	$448,462

Michael H. Kalkstein	$91,000	$379,462	$470,462
William A. Kozy	$68,000	$379,462	$447,462

Jody S. Lindell	$88,500	$379,462	$467,962
Gary S. Petersmeyer	$73,000	$379,462	$452,462

Robert S. Weiss	$41,000	$334,481	$375,481
Stanley Zinberg, M.D.(4)	$19,000	$112,401	$131,401

(1)	Fees earned represent all cash compensation paid to the Non-Employee Directors for their service during the most recent fiscal year.

(2)

Represents the aggregate grant date fair value of (i) restricted stock units granted on November 15, 2018 under the 2006 Directors’ Plan to all of the NEDs except Mr. Weiss, who received a grant on January 2, 2019 on the termination of his employment with the company and commencement of service as a Non-Employee Director, and (ii) an award on May 21, 2019 to each Non-Employee Director, except Dr. Zinberg, granting the right to receive a cash payment equivalent to the value of 913 shares of our common stock (or 958 shares for Dr. Rubenstein and 1,004 shares for Mr. Bender) valued at the closing price on April 1, 2020. In 2018, the annual equity award timing was changed to move from annual grants in November each year to annual grants in April to align with our Annual Meeting. The grants made on November 15, 2018 were transitional and were prorated to cover the period from November 2018 to April 2019 to ensure the NEDs received the full grant value for fiscal 2019.

The November 2018 grants provided the right to receive 437 shares to all Non-Employee Directors on April 1, 2019, with the exception that:

•	Dr. Rubenstein, as Lead Director, received an award providing the right to receive 459 shares;
•	Mr. Bender, as Chairman of the Board, received an award providing the right to receive 481 shares; and
•	Mr. Weiss received an award providing the right to receive 269 shares.

The amounts shown reflect compensation costs recognized in our financial statements in accordance with ASC 718. For a discussion of valuation assumptions, see Note 9, Stock Plans, in our Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended October 31, 2019.

47 | P a g e

(3)	At October 31, 2019, each Non-Employee Director also had the following stock options outstanding from awards in prior years:

Name	Outstanding Stock Options
A. Thomas Bender	10,000

Allan E. Rubenstein, M.D.	-
Colleen E. Jay	1,766

Michael H. Kalkstein	23,091
William A. Kozy	1,766

Jody S. Lindell	23,591
Gary S. Petersmeyer	5,864

Robert S. Weiss	190,241
Stanley Zinberg, M.D.	9,091

(4)	Dr. Zinberg served on our Board until his retirement in March 2019. Payments represent meeting fees and a pro rata stipend for service as a director.

48 | P a g e

PROPOSAL 1 — ELECTION OF DIRECTORS

Our Bylaws require that we have a minimum of six and maximum of eleven directors serving on the Board. The Board sets the size of the board annually prior to the Annual Meeting and has fixed the number of directors to be elected at the 2020 Annual Meeting at eight.

The names of the nominees presented for election as directors are listed below, along with information regarding when they joined the Board, their present principal occupation, recent business experience, and their service on other companies’ boards of directors. Each nominee listed below currently serves on the Board and there are no family relationships between any of the nominees, or between the nominees and any of our officers.

Each nominee, if elected, will serve as a director until the next Annual Meeting or until his or her successor is duly elected and qualified. All of the nominees listed below have given their consent to be named as nominees for election and have indicated their intention to serve if they are elected. The Board does not anticipate that any of the nominees will be unable to serve as a director, but in the event that a nominee is unable to serve, the Board may either propose an alternate nominee or elect to reduce the size of the Board. If an alternative nominee is proposed, proxies will be voted for the alternative nominee.

After many years of dedicated service to the Company and its stockholders, Michael H. Kalkstein is going to be retiring from the Board and will not be standing for re-election at the 2020 Annual Meeting.

The Nominees

A. THOMAS BENDER
AGE: 80
JOINED THE BOARD: 1994
INDEPENDENT DIRECTOR; CHAIRMAN OF THE BOARD

Business Experience: Mr. Bender has served on our Board since 1994 and was elected Chairman in July 2002. He also served as our President and Chief Executive Officer from May 1995 until his retirement in October 2007. He previously served as President of CooperVision, our contact lens subsidiary, from June 1991 to December 2004. Between 1966 and June 1991, Mr. Bender held a variety of management positions at Allergan, Inc., a manufacturer of eye and skin care products, including Corporate Senior Vice President, and President and Chief Operating Officer of Herbert Laboratories, Allergan’s dermatology division.

Other Directorships and Memberships: Mr. Bender serves on the board of directors of Allegro Ophthalmics LLC, a private ophthalmic company focused on pharmaceutical treatment of eye disease. Mr. Bender currently serves on the compensation and audit committees at Allegro. He also serves on the board of Mission Hospital Foundation in Mission Viejo, CA.

Qualifications to Serve: Mr. Bender served as our CEO for 13 years, providing him with unique understanding of our operations and business, which is valuable to the Board, and his 15-year tenure as Chairman of the Board has provided leadership continuity and stability to our Company. In addition to his history with the Company, Mr. Bender has over 50 years of experience in the

49 | P a g e

pharmaceutical industry, providing him with a strong background and knowledge that assists the Board in analysis of our peer companies, markets, and industry. Additionally, Mr. Bender has served on the boards of other public and private medical device companies, including service as chairman of the compensation and organization committees for several medical device companies, allowing him to gain insight and perspective regarding business and regulatory issues facing our industry. The Corporate Governance and Nominating Committee considers these factors important to their decision to recommend Mr. Bender for re-election to the Board.

COLLEEN E. JAY
AGE: 57
JOINED THE BOARD: 2016
INDEPENDENT DIRECTOR; CHAIR – ORGANIZATION AND COMPENSATION COMMITTEE

Business Experience: Ms. Jay served as a Global Division President for Procter and Gamble until her retirement in October 2017. Her most recent operational assignment was President, Global Beauty Specialty Business at Procter & Gamble from 2015 where she was responsible for the Wella Professional Salon, Cosmetics, Retail Hair Color, and Fragrance businesses, and the successful divestiture of them. Prior to that, Ms. Jay led the multi-billion dollar Global Retail Hair Care and Color division of Procter & Gamble from 2012 to 2015 and the Global Female Beauty division from 2010 to 2012. She also served as Vice President & General Manager, Greater China Feminine Care, Personal Cleansing, Oral Care & Entire China Marketing Function, based in Guangzhou, China, from 2006 to 2009, where she was responsible for businesses with a combined value of over $1 Billion. She has worked in various positions with Procter & Gamble since July 1985 and has led operational units in the United States, Canada, China, and Switzerland (including leading global businesses) during the course of her career. Ms. Jay has also volunteered at Catalyst, Inc., a non-profit organization dedicated to improving workplace inclusion for women.

Other Directorships and Memberships: Ms. Jay serves on the board of Treasury Wine Estates (ASX:TWE), a publicly traded company making and selling wine for the global market.

Qualifications to Serve: Ms. Jay has almost 35 years of experience within the consumer goods industry, including over 15 years of experience as a senior executive. She has first-hand experience with leading large, complex international business operations, including direct responsibility for operations in China and Europe, giving her a strong background in international business, including strategy, sales and marketing, regulatory challenges, and cultural differences in various markets. She brings strong operational, consumer branding and global perspective to the Board that assists with understanding and analyzing our markets and global expansion. The Corporate Governance and Nominating Committee considers these factors important to their decision to recommend Ms. Jay for re-election to the Board.

50 | P a g e

WILLIAM A. KOZY
AGE: 68
JOINED THE BOARD: 2016
INDEPENDENT DIRECTOR; CHAIR – CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

Business Experience: Mr. Kozy served as the Chief Operating Officer of Becton Dickinson (NYSE: BDX) from 2012 until his retirement in 2016, and as its Executive Vice President from 2006 until 2016. He also served as a member of the corporate Leadership Team for Becton Dickinson and in various executive roles since 1988, including Senior Vice President of Company Operations from 1998 until 2002, President of BD Diagnostics from 2002 through 2006, President of the BD Biosciences segment from 2006 to 2009 and head of BD Medical from 2009 through 2011.

Other Directorships and Memberships: Mr. Kozy is a member of the board of directors of LivaNova PLC (NASDAQ:LIVN), a publicly traded medical device company focused on neurological and cardiovascular medicine. He also serves on the nominating and corporate governance committee. He also serves as a senior advisor to McKinsey & Company, a global management firm, with a focus on mergers and acquisitions.

Qualification to Serve: Mr. Kozy has over 40 years of experience in the medical technology industry. Prior to serving as Chief Operating Officer for Becton Dickinson, key business worldwide leadership assignments included responsibilities for the Biosciences, Diagnostic, and Medical segments of the company. He is the only leader in Becton Dickinson history to have led all three segments of the company in his career. He also brings corporate experience leadership from Becton Dickinson in other areas: innovation systems, company manufacturing, and Becton Dickinson’s first ERP implementation. Overall, Mr. Kozy brings depth of general management experience in business strategy, operations, and financial performance to this role. Additionally, he has significant experience in merger and acquisition activity, with integration as an area of executive focus. The Corporate Governance and Nominating Committee considers these factors important to their decision to recommend Mr. Kozy for re-election to the Board.

JODY S. LINDELL
AGE: 68
JOINED THE BOARD: 2006
INDEPENDENT DIRECTOR; CHAIR – AUDIT COMMITTEE; AUDIT COMMITTEE FINANCIAL EXPERT

Business Experience: Ms. Lindell is President and Chief Executive Officer of S.G. Management, Inc., an asset management company she has headed since 2000. Until May 2000, Ms. Lindell was a partner with KPMG LLP where she served as Partner-In-Charge of the Industrial Markets and Healthcare and Life Sciences practices for the Western Area. Ms. Lindell is also a Certified Public Accountant (inactive).

Other Directorships and Memberships: Ms. Lindell served as a director, and on the audit and director’s loan committees, for First Republic Bank, a publicly traded financial institution, until September 2007. First Republic Bank was acquired in 2007, underwent a management led buyout in mid-2010 and again became publicly traded (NYSE: FRC) in December 2010. Ms. Lindell continued to serve as a director for First Republic Bank through May 2017. She also served on the board of directors of PDL BioPharma (NasdaqGS: PDLI) from March 2009 through October 2018.

51 | P a g e

Qualifications to Serve: Ms. Lindell’s experience as a partner with KPMG and her accounting background bring valuable knowledge of finance and accounting regulations to our Board and Audit Committee. She is qualified as an Audit Committee Financial Expert under the SEC rules and has experience with the review and analysis of financial statements and operational risk, both through her accounting background and her experience with public company audit committees. Ms. Lindell has also gained a good working knowledge and understanding of our business and operations during her term of service on the Board, which provides efficiency and continuity. The Corporate Governance and Nominating Committee considers these factors important to their decision to recommend Ms. Lindell for re-election to the Board.

GARY S. PETERSMEYER
AGE: 72
JOINED THE BOARD: 2013
INDEPENDENT DIRECTOR

Business Experience: Mr. Petersmeyer currently serves as a consultant to companies in the pharmaceutical and medical device industries. Most recently he co-founded Aesthetic Sciences Corporation in 2004 and served as the Chief Executive Officer and Chairman until December 2010. Prior to that he served as President and Chief Operating Officer of Pherin Pharmaceuticals, Inc. from 2000 to 2001 and as President and Chief Operating Officer of Collagen Corporation, Inc. from 1995 to 1997 and as Chief Executive Officer from 1997 to 1999. From 1976 to 2000 he served in various management positions for pharmaceutical and medical device companies.

Other Directorships and Memberships: Mr. Petersmeyer served as a director and member of the compensation and audit committees of Omnicell, Inc. (NASDAQ: OMCL) from January 2007 through February 2019. He also served as director and chairman of the board of Cardica, Inc. (NASDAQ: CRDC) through November 2015. He has previously served on the boards of Visx Incorporated and Roxro Pharmaceuticals prior to their acquisitions. He also served as chairman of the board for Positive Coaching Alliance, a non-profit organization dedicated to improving youth sports.

Qualifications to Serve: Mr. Petersmeyer has served as the CEO or President of four companies in the medical device and pharmaceuticals industry and has over 35 years of industry experience in leadership positions. He has extensive knowledge and experience in global markets, including the United States, Asia, and Europe. His expertise includes financial, research and regulatory strategy, and business development with an emphasis on growth, new product lines, and leadership development. He has extensive experience as a director and has experience with service on compensation and audit committees. The Corporate Governance and Nominating Committee considers these factors important to their decision to recommend Mr. Petersmeyer for re-election to the Board.

52 | P a g e

ALLAN E. RUBENSTEIN, M.D.
AGE: 75
JOINED THE BOARD: 1992
INDEPENDENT DIRECTOR; VICE CHAIRMAN AND LEAD DIRECTOR

Business Experience: Dr. Rubenstein has served as our Vice Chairman and Lead Director since July 2002, and previously served as Chairman of the Board from July 1994 through July 2002. He served as Acting Chairman of the Board from April 1993 through June 1994. He is a Clinical Professor of Neurology and Pediatrics at New York University Langone Medical Center. Formerly, he was Chief Executive Officer of NexGenix Pharmaceuticals in NYC from 2003 to 2011.

Other Directorships and Memberships: He currently serves as Chairman of the Scientific Advisory Boards of Plex Pharmaceuticals in San Diego and Coloursmith in Halifax, Nova Scotia, both privately-held technology companies. He is a member of the Board of Advisors of the Sackler School Graduate Program in Biomedical Sciences at Tufts University. He is also the Founder and Medical Director Emeritus of the Children’s Tumor Foundation and a consultant to the National Institutes of Health, the U.S. Food and Drug Administration and the U.S. Department of Defense, where he served as Chair of the US Army Neurofibromatosis Research Program Integration Panel in 2001. Dr. Rubenstein was a Trustee of the Connecticut River Museum in Essex, CT from 2014-2019 and presently is a Director of the Lunenburg, Nova Scotia DocFest Film Festival.

Qualifications to Serve: As a leading academic scientist and clinician, Dr. Rubenstein provides valuable insight into human physiology and medical practices and techniques that aid the Board in making determinations regarding new technologies to develop or acquire. He also brings experience with clinical trials and a knowledge and understanding of the development of medical devices to his service. His experience as the head of a medical technology company provides perspective on operations of a medical device company. Additionally, through his long-term service on our Board, Dr. Rubenstein has gained a good working knowledge and understanding of our business and operations, which provides efficiency and continuity. The Corporate Governance and Nominating Committee considers these factors important to their decision to recommend Dr. Rubenstein for re-election to the Board.

ROBERT S. WEISS
AGE: 73
JOINED THE BOARD: 1996
NON-INDEPENDENT DIRECTOR; FORMER CHIEF EXECUTIVE OFFICER

Business Experience: Mr. Weiss served as our President from March 2008 and as our Chief Executive Officer from November 2007 until his retirement in May 2018. He also served as President of CooperVision, our contact lens subsidiary, from March 2007 to February 2008. He previously served as our Chief Operating Officer from January 2005 to October 2007 and as Executive Vice President from October 1995 to October 2007. He served as our Chief Financial Officer from September 1989 to January 2005. He served as our Treasurer from 1989 to March 2002. Since joining us in 1977, he has held a number of finance positions both with us and Cooper Laboratories, Inc. (our former parent).

Other Directorships and Memberships: Mr. Weiss served as a director of Accuray Incorporated (Nasdaq: ARAY), a company that develops, manufactures, and sells precise, innovative tumor treatment solutions that set the standard of care with the aim of helping patients live longer, better

53 | P a g e

lives, until November 2019. He served on its nominating and governance committee and on its audit committee. He is also a member of the Board of Trustees of the University of Scranton in Pennsylvania and serves on its finance, advancement, and audit committees.

Qualifications to Serve: As our former Chief Executive Officer and with over 40 years of experience with the Company, Mr. Weiss provides the benefit of personal perspective on our business, awareness of our peers and our industry, and an understanding of the strategic goals for our Company that is important to the Board in making decisions regarding the direction of our business. He provides leadership, extensive knowledge of our Company, and business, operating, and policy experience to our Board. The Corporate Governance and Nominating Committee considers these factors important to their decision to recommend Mr. Weiss for re-election to the Board.

ALBERT G. WHITE III
AGE: 50
JOINED THE BOARD: 2018
PRESIDENT & CHIEF EXECUTIVE OFFICER; DIRECTOR

Business Experience: Mr. White has served as President & Chief Executive Officer, and as a member of our Board of Directors, since May 2018. Previously, he served as Chief Financial Officer from November 2016 until his appointment as CEO and he also served as Executive Vice President and Chief Strategy Officer, positions he held from December 2015 and July 2011, respectively. From August 2015 to May 2018, Mr. White also directed CooperSurgical, our women’s healthcare business, and served as Chief Executive Officer of Cooper Medical, Inc., the parent company to CooperSurgical, Inc. Previously, he served as Vice President, Investor Relations from November 2007 through March 2013 and as Vice President and Treasurer from April 2006 through December 2012. Prior to joining the Company, Mr. White was a Director with KeyBanc Capital Markets for three years and held a number of leadership positions within KeyBank National Association over the prior eight years.

Other Directorships and Memberships: Mr. White does not hold any external directorships.

Qualifications to Serve: As our current Chief Executive Officer, Mr. White provides the Board with a direct connection to senior management and the benefit of management’s perspective on our business and immediate strategic goals. He provides leadership, extensive knowledge of our Company, and insight on the day to day operation of the business. The Corporate Governance and Nominating Committee considers these factors important to their decision to recommend Mr. White for re-election to the Board.

The Board of Directors unanimously recommends that you vote FOR each of the nominees for director presented above.

Nominees for director will be elected by a majority of the votes cast in person or by proxy at the Annual Meeting. The number of votes cast FOR a nominee must exceed the number of votes cast AGAINST. Abstentions and broker non-votes will not be counted as votes cast either for or against the nominee and therefore will not affect the outcome of the director elections.

54 | P a g e

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed the firm of KPMG LLP to act as our independent registered public accounting firm and to audit our consolidated financial statements for the fiscal year ending October 31, 2020. This appointment will continue at the pleasure of the Audit Committee and is presented to the stockholders for ratification as a matter of good governance. In the event that this appointment is not ratified by our stockholders, the Audit Committee will consider that fact when it selects our independent auditor for the following fiscal year.

KPMG LLP has served as our independent registered public accounting firm since our incorporation in 1980, and one or more representatives of KPMG LLP will be present at the Annual Meeting. These representatives will be provided an opportunity to make a statement at the Annual Meeting, if they desire to do so, and will be available to respond to appropriate questions from stockholders.

The Board of Directors unanimously recommends that you vote FOR the ratification of KPMG LLP as our independent registered public accounting firm.

The proposal to ratify the selection of KPMG LLP as our independent registered public accounting firm for the 2020 fiscal year requires an affirmative vote of the majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on the proposal. Abstentions will have the same practical effect as votes against this proposal. Broker non-votes will have no effect in determining the outcome of this proposal.

55 | P a g e

PROPOSAL 3 – APPROVAL OF THE 2020 LONG-TERM INCENTIVE PLAN FOR NON-EMPLOYEE DIRECTORS

Overview

The Company is seeking to have stockholders approve The Cooper Companies, Inc. 2020 Long-Term Incentive Plan for Non-Employee Directors (the “2020 Directors’ Plan”), described below. The 2020 Directors’ Plan is designed to replace the 2006 Long-Term Incentive Plan for Non-Employee Directors, which expired by its terms in March 2019. The 2020 Directors’ Plan was adopted by our Board on December 10, 2019 and would become effective following stockholder approval at the Annual Meeting.

As adopted, the 2020 Directors’ Plan would initially authorize the issuance of up to 50,000 shares of common stock, which represents approximately 0.1% of our outstanding shares of common stock as of January 23, 2020.

The full text of the proposed 2020 Directors’ Plan is attached as Exhibit A. The following general description of certain features of the 2020 Directors’ Plan is qualified in its entirety by reference to the plan document.

Purpose

The purpose of 2020 Directors’ Plan (as it may be amended or restated from time to time) is to promote the success and enhance the value of the Company by linking the individual interests of Directors to those of Company stockholders and by providing such individuals with an incentive to increase shareholder value. The 2020 Directors’ Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of qualified Directors upon whose judgment, interest, and special efforts the Company relies.

Summary of Terms

Administration. The 2020 Directors’ Plan is administered by the Board or, if the Board delegates its power and authority to administer the plan to a committee of the Board, such committee. Any such committee shall consist solely of two or more directors appointed by and holding office at the pleasure of the Board, each of whom is a non-employee director, as defined in Rule 16b-3 under the Exchange Act. As used in this proposal, the term “the Committee” will refer to the above described committee or to the Board, as the case may be.

Eligibility. Only directors who are not also employees are eligible to participate in the 2020 Directors’ Plan.

Grants. The 2020 Directors’ Plan provides for an automatic, annual grant on April 1 to each Non-Employee Director (the “Annual Awards”). The Annual Awards will be in the form of RSUs and will have a grant date fair value, of (i) $270,000 for each non-employee director that is not the Lead Director or the Chairman of the Board, (ii) $283,500 for the Lead Director, and (iii) $297,000 for the Chairman of the Board. The grant date fair value is determined based on the closing price of our shares on the NYSE on the date of grant. The Board may also make the Annual Awards in the form of options or restricted stock, or a combination of RSUs, options and/or restricted stock, in its discretion, but may not change the grant date fair value of the Annual Awards without stockholder approval.

56 | P a g e

If a Non-Employee Director is appointed or elected after April 1, then they will receive a grant on the date of such appointment or election that is proportionally adjusted to reflect the number of months of actual service on the board during the first fiscal year of their election or appointment.

The 2020 Director’s Plan also allows the Board to make discretionary grants of RSUs, options, and restricted stock to non-employee directors.

Shares subject to the 2020 Directors’ Plan. If approved, the 2020 Directors’ Plan would authorize the Committee to grant to our non-employee directors, in the form of stock options, restricted stock units, and restricted stock awards, up to 50,000 shares of common stock, subject to adjustment for future stock splits, stock dividends and similar events. To the extent that any award under the 2020 Directors’ Plan is forfeited or expires, then the shares subject to such award will be available for future grants. However, no shares withheld to pay taxes or to pay the exercise price of any option will be available for future grants.

Vesting. The Annual Awards will vest on the first anniversary of the grant date. However, if a director leaves the Board for any reason other than cause, they will keep a pro-rata portion of the Annual Award based on the number of days elapsed since April 1, rounded to the next full month. Discretionary Awards will all vest no earlier than one year from grant, although the Board may provide the in the event a director leaves the Board for any reason other than cause, that such discretionary award will vest pro-rata similar to Annual Awards. If a director is removed from or leaves the Board for reasons constituting cause prior to a vesting date, then both Annual Awards and discretionary awards will be forfeited. For this purpose, “cause” means the felony conviction of a non-employee director, the failure of the non-employee director to contest prosecution for a felony or the non-employee director’s willful misconduct or dishonesty. Generally, no award will vest once a non-employee director leaves the Board, however, the Board may provide for vesting post-termination in the event of certain events, including a change in control, death, retirement, disability or other specified termination. The Board may also accelerate vesting upon a change in control.

Types of Awards:

Restricted Stock Units. Restricted stock units are the right to receive shares of our common stock after the completion of the applicable vesting criteria. Restricted Stock Units granted under the 2020 Directors’ Plan will vest on the first anniversary of the date of grant.

Options. Stock options provide the right to purchase shares or common stock at a set price. Options granted under the 2020 Directors’ Plan will not have a term more than ten years and will not have an exercise price less than the fair market value on the date the option is granted. The options are not transferable, other than for estate or tax planning purposes. The option exercise price may be paid by (i) cash, check, money order, wire transfer or other immediately payable instrument (ii) delivery of shares of our common stock (including shares deliverable upon exercise of the option) which have been held for such time as the Board may establish, (iii) broker assisted cashless exercise, (iv) delivery of such other legal consideration as the Board may determine, or (v) any combination of the foregoing. If shares are delivered in payment of the option exercise price such shares will be valued at fair market value on the exercise date. We do not permit loans to non-employee directors to fund exercise of stock options. Additionally, options may not be repriced without shareholder approval.

Restricted Stock. Restricted stock granted under the 2020 Directors’ Plan may not be sold or otherwise transferred until the applicable vesting criteria are satisfied and all restrictions thereon are removed or expire. Restricted stock may be transferred for estate or tax planning purposes. If restricted stock is granted the non-employee director will have all rights as a shareholder to vote

57 | P a g e

the restricted stock and rights to dividends; however, the Board may require that any extraordinary dividend be subject to the same restrictions as the restricted stock and only paid once the restricted stock vests.

Adjustment for Stock Dividends, Mergers, etc. The Committee is authorized to make appropriate substitution or adjustments in connection with outstanding awards under the 2020 Directors’ Plan and the number of shares reserved for issuance under the 2020 Directors’ Plan in the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split or change in corporate structure affecting our common stock; provided, that the shares subject to any grant shall always be a whole number.

Amendment and Termination. The Board may amend the 2020 Directors’ Plan at any time with respect to equity awards not yet granted. The Board may amend the provisions of any equity award previously granted only with the holder’s consent. Any amendment which would (i) increase the maximum number of shares which may be issued under the Plan, (ii) increase the dollar amounts of the Annual Awards, (iii) reduce the price per share of any outstanding option granted under the Plan, or (iv) provide for the repricing of options requires the approval of stockholders.

FEDERAL INCOME TAX CONSEQUENCES

THE TAX CONSEQUENCES OF THE 2020 DIRECTORS’ PLAN UNDER CURRENT FEDERAL LAW ARE SUMMARIZED IN THE FOLLOWING DISCUSSION WHICH DEALS WITH THE GENERAL APPLICABLE TAX PRINCIPLES AND IS INTENDED FOR GENERAL INFORMATION ONLY. ALTERNATIVE MINIMUM TAX AND STATE, LOCAL, AND FOREIGN INCOME TAXES ARE NOT DISCUSSED, AND MAY VARY DEPENDING ON INDIVIDUAL CIRCUMSTANCES AND FROM LOCALITY TO LOCALITY.

Stock Options. Options granted to the non-employee directors do not qualify under the Internal Revenue Code as incentive stock options by their terms. No income is realized by the non-employee director at the time the option is granted. Generally, at exercise, ordinary income is realized by the non-employee director in an amount equal to the difference between the option exercise price paid for the shares and the fair market value of the shares on the date of exercise, and we will be entitled to a tax deduction in the same amount. Upon disposition of the stock acquired upon the exercise of the option, any appreciation or depreciation is treated as either short-term or long-term capital gain or loss depending on how long the shares have been held.

Restricted Stock. On the date of grant, the non-employee directors will have taxable ordinary income equal to the difference between the fair market value of the restricted stock on the date of grant and the price paid for such shares, if any, and we will be entitled to a deduction for the amount of ordinary income recognized by the non-employee director. Any gain or loss after such date will be eligible for short-term or long-term capital gain or loss depending on how long the shares are held. If the Non-Employee Director forfeits the restricted stock due to termination as a director or failure to be re-nominated as a director for cause, the non-employee director will be entitled to a capital loss.

Restricted Stock Units. On the date the shares are delivered, the non-employee director will have taxable ordinary income equal to the fair market value of the stock on such date and we will be entitled to a deduction for the amount of ordinary income recognized. Any gain or loss after such date will be eligible for short-term or long-term capital gain or loss depending on how long the shares have been held.

58 | P a g e

Other Information.

The closing price of a share of our common stock on the Record Date was $357.00.

New Plan Benefits

All 50,000 shares reserved for grant under the 2020 Directors’ Plan will be granted solely to non-employee directors and none of our named executive officers, other executive officers or other employees will receive any benefits under the plan:

Name and Position	Dollar Value	Number of Units

All executive officers	-	-
All non-employee directors	-	50,000

All other employees including current non-executive officers	-	-

Equity Compensation Plan Information Table

Plan category	No. of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (1)	Weighted- average Exercise Price of Outstanding Options, Warrants and Rights	No. of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (A))
Equity compensation plans approved by stockholders(2)	1,480,021	$186.24	2,280,407

Equity compensation plans not approved by stockholders	-	$-0-	-

Total	1,480,021	$186.24	2,280,407
(1)

The amount of total securities to be issued under Company equity plans upon exercise of outstanding options, warrants, and rights shown in Column A includes 429,571 Restricted Stock Units granted pursuant to the Company’s equity plans. These awards allow for the distribution of shares to the grant recipient upon the completion of time-based vesting periods. The total also includes 25,698 shares representing the maximum number of shares that may be issued subject to Performance Share Awards outstanding as of the end of the fiscal year. Restricted Stock Units and Performance Share Awards do not have an associated exercise price. Accordingly, these awards are not reflected in the weighted-average exercise price disclosed in Column B.

(2)

Includes information with respect to the Third Amended and Restated 2007 Long-Term Incentive Plan for Employees of the Cooper Companies, Inc. (“2007 Plan”), which was approved by stockholders on March 17, 2016, and provides for the issuance of up to 6,930,000 shares of Common Stock, the 2019 Employee Stock Purchase Plan (the “2019 ESPP”), which was approved by stockholders on March 18, 2019 and provides for the issuance of up to 1,000,000 shares of Common Stock, and the Second Amended and Restated 2006 Long Term Incentive Plan for Non-Employee Directors of the Cooper Companies, Inc. (the “Directors’ Plan”), which was approved by stockholders on March 16, 2011 and provided for the issuance of up to 950,000 shares of Common Stock. As of October 31, 2019, up to 1,280,407 shares of Common Stock may be issued pursuant to the 2007 Plan and up to 1,000,000 shares of Common Stock may be issued pursuant to the 2019 ESPP. The 2006 Directors’ Plan expired by its terms in March 2019 and no additional shares will be issued under this plan.

59 | P a g e

The Board of Directors unanimously recommends that you vote FOR the approval of the 2020 Long-Term Incentive Plan for Non-Employee Directors.

The proposal to approve the 2020 Long-Term Incentive Plan for Non-Employee Directors requires an affirmative vote of the majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on the proposal. Abstentions will have the same practical effect as votes against this proposal. Broker non-votes will have no effect in determining the outcome of this proposal.

60 | P a g e

PROPOSAL 4 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required by Section 14A of the Exchange Act, we are requesting stockholder approval, on an advisory basis, of the compensation of our Named Executive Officers as presented in the Compensation Discussion and Analysis beginning on page 17 and the compensation tables and associated narrative disclosure included in the discussion of executive compensation beginning on page 34.

Our executive compensation program has been designed to retain and incentivize a talented, motivated, and focused executive team by providing compensation that is competitive within our market. We believe that our executive compensation program provides an appropriate balance between salary and “at-risk” forms of incentive compensation, as well as a mix of incentives that encourage executive focus on both short-term and long-term goals as a company without encouraging inappropriate risks to achieve performance.

In addition to annual review of our overall programs by our Organization & Compensation Committee, we also present this advisory vote to our stockholders on an annual basis. We were pleased to receive a favorable vote for our compensation practices at both our 2018 and 2019 Annual Meetings, with over 90% of the votes cast by our stockholders on our Say-on-Pay proposals voted in favor of the compensation of the Named Executive Officers each year. We consider these results to affirm stockholder support for our executive compensation practices and we continue to take steps to maintain alignment between executive pay and Company performance.

Highlights of our executive compensation program include:

•	A mixture of base salary and incentive compensation that makes a significant portion of executive compensation dependent on our performance as a company;
•

Checks and balances within our compensation packages to balance both short-term and long-term goals, encouraging our executives to focus on the health of the company both during the immediate fiscal year and for the future;

•	Agreements with our Named Executive Officers include a “double-trigger” for any compensation on termination of employment resulting from a change in control; and
•	Clawback provisions in our short-term incentive compensation program.

As an advisory vote, this proposal is not binding upon us as a Company. However, the OCC, which is responsible for the design and administration of our executive compensation program, values the opinions of our stockholders as expressed through your vote on this proposal. The OCC will consider the outcome of this vote in making future compensation decisions for our Named Executive Officers.

Accordingly, we will present the following resolution for vote at the 2020 Annual Meeting of Stockholders:

“RESOLVED, that the stockholders of The Cooper Companies, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as described in the Compensation Discussion and Analysis and disclosed in the Summary Compensation Table and related compensation tables and narrative disclosure as set forth in our Proxy Statement.”

The Board of Directors unanimously recommends that you vote FOR the approval, on an advisory basis, of our executive compensation program as presented in this Proxy Statement.

61 | P a g e

The proposal to approve our executive compensation program, on an advisory basis, requires an affirmative vote of the majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on the proposal. Abstentions will have the same practical effect as votes against this proposal. Broker non-votes will have no effect in determining the outcome of this proposal.

62 | P a g e

OTHER MATTERS

The Board knows of no other matters to be presented at the Annual Meeting, but if any such matters properly come before the Annual Meeting, it is intended that the persons holding the accompanying proxy will vote in accordance with their best judgment.

RECOMMENDATIONS

The Board unanimously recommends that the stockholders vote:

•	FOR the election of each of the nominees for director named in this Proxy Statement;
•	FOR the ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2020;
•	FOR the 2020 Long-Term Incentive Plan for Non-Employee Directors; and
•	FOR the approval, on an advisory basis, of the compensation of our Named Executive Officers as presented in this Proxy Statement.

When a properly executed proxy in the form enclosed with this Proxy Statement is returned, the shares will be voted as indicated or, if no directions are indicated, the shares will be voted in accordance with the recommendations of the Board.

VOTING INFORMATION

Your vote is important to us. Regardless of whether you plan to attend the meeting, we encourage you to read this Proxy Statement and the accompanying materials and to vote your shares as soon as possible to ensure that your vote is recorded. We look forward to your participation.

Who is entitled to vote at the Annual Meeting?

Our Record Date for the Annual Meeting is January 23, 2020. All stockholders who owned our stock at the close of business on the Record Date are entitled to receive proxy materials and to vote at the Annual Meeting and any continuations, adjournments or postponements thereof.

As of the Record Date, there were 49,166,615 shares of our common stock outstanding and entitled to vote at the Annual Meeting.

How many votes do I have?

Each outstanding share of our common stock is entitled to one vote at the Annual Meeting. You have one vote per share that you owned at the close of business on the Record Date.

How do I vote my shares?

You can vote your shares in person at the Annual Meeting or vote by proxy. The method of voting by proxy differs for shares held as a record holder and shares held in “street name.” If you hold your shares of common stock as a record holder you may vote your shares by following the instructions on the Notice, or by completing, dating, and signing the proxy card included with this Proxy Statement and promptly returning it in the pre-addressed, postage paid envelope provided to you. If phone or internet voting is available to you, instructions are included in the Notice or on your proxy card.

63 | P a g e

If you hold your shares of common stock in “street name,” which means your shares are held of record by a broker, bank, or other nominee, you will receive the proxy materials from your broker, bank, or other nominee with instructions on how to vote your shares. Your broker, bank, or other nominee may allow you to deliver your voting instructions by phone or through the internet. If you wish to vote your shares in person you may do so by attending the Annual Meeting and requesting a ballot.

What happens if I vote my shares by proxy?

When you return a completed proxy card, or vote your shares by telephone or internet, you authorize our officers listed on the proxy card to vote your shares on your behalf as you direct.

If you sign and return a proxy card, but do not provide instructions on how to vote your shares, the designated officers will vote on your behalf as recommended by the Board:

•	Shares will be voted FOR each of the individuals nominated to serve as directors;

•	Shares will be voted FOR ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2020;

•	Shares will be voted FOR the 2020 Long-Term Incentive Plan for Non-Employee Directors;

•	Shares will be voted FOR the compensation of our Named Executive Officers as described in this Proxy Statement.

Can I change or revoke my vote after I return my proxy card or voting instructions?

If you choose to vote your shares by proxy, you may revoke or change your vote at any time prior to the casting of votes at the Annual Meeting. To revoke or change your vote, you may take any of the following actions:

1.	Execute and submit a new proxy card bearing a later date than your original proxy card;

2.	Submit new voting instructions through telephonic or internet voting, if available to you;

3.	Notify Randal L. Golden, Secretary of the Company, in writing that you wish to revoke your proxy; or

4.	Vote your shares in person at the Annual Meeting.

Attending the Annual Meeting in person will not automatically revoke your proxy.

How many votes must be present to hold the Annual Meeting?

In order to conduct business and have a valid vote at the Annual Meeting a quorum must be present in person or represented by proxies. A quorum is defined as a majority of the shares outstanding on the Record Date and entitled to vote. In accordance with Delaware law and our Bylaws, broker “non-votes” and proxies reflecting abstentions will be considered present and entitled to vote for purposes of determining whether a quorum is present.

What are broker “non-votes”?

Broker “non-votes” occur when a broker is not permitted to vote on behalf of shares it holds for a beneficial owner and the beneficial owner does not provide voting instructions. Shares held in a broker’s name may be voted by the broker, but only in accordance with the rules of the NYSE. Under those rules, the broker must follow the instructions of the beneficial owner. If instructions are not provided, NYSE rules determine whether the broker may vote the shares based on its own judgment or if it is required to withhold its vote. This determination depends on the proposal being voted on. For the proposals to be presented at the Annual Meeting, broker discretionary voting is only permitted for the ratification of our independent registered public accounting firm.

64 | P a g e

Will I have appraisal or similar dissenters’ rights in connection with the proposals being voted on at the Annual Meeting?

No. You will not be entitled to appraisal or similar dissenters’ rights in connection with the proposals to be voted on at the Annual Meeting.

Other Q&A

Why did I receive a one-page notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?

The SEC permits us to provide our proxy materials electronically if you have not previously requested to receive only printed materials on an ongoing basis. Accordingly, on or about February 6, 2020, we mailed a Notice of Internet Availability of Proxy Materials (“the Notice”). The Notice includes instructions on how to access the proxy materials over the internet or to request a printed copy.

The Notice was sent to our stockholders of record at January 23, 2020. All stockholders receiving the Notice have the ability to access the proxy materials electronically through the website referred to in the Notice, and they also have the option to request a printed set of the proxy materials. We encourage stockholders to take advantage of the availability of proxy materials on the internet.

Can I vote my shares by filling out and returning the Notice of Internet Availability of Proxy Materials?

No. The Notice only identifies the items to be voted on at the Annual Meeting. You cannot vote by marking the Notice and returning it. The Notice provides instructions on how to cast your vote.

Who pays for the proxy solicitation and how will the Company solicit votes?

We pay all costs associated with the solicitation of proxies, including any costs incurred by brokers and other fiduciaries to forward proxy solicitation materials to beneficial owners.

We may solicit proxies in person or by mail, telephone, facsimile, or e-mail. Proxies may be solicited on our behalf by any of our directors, officers, or employees. Additionally, we have retained the firm of D.F. King & Co., Inc. to assist with the solicitation of proxies and will pay a fee of $16,500 for this service, plus reasonable costs and expenses.

How can I communicate with the Board of Directors?

Any interested party can contact our Board to provide comments, to report concerns, or to ask a question, at the following address:

Randal L. Golden

Vice President, Secretary & General Counsel

The Cooper Companies, Inc.

6101 Bollinger Canyon Road, Suite 500

San Ramon, CA 94583

Communications are distributed to the Board, or to any individual directors as appropriate, depending on the facts and circumstances outlined in the communication. You may also communicate online with our Board of Directors as a group through our website. Please refer to our website at http://investor.coopercos.com/ for any changes in this process.

65 | P a g e

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

SEC rules and our Bylaws permit stockholders to nominate directors for election and to propose other business to be considered by stockholders at the Annual Meeting under various mechanisms.

To be considered at the 2021 Annual Meeting, director nominations or other proposals must be submitted in writing to:

Randal L. Golden, Secretary

The Cooper Companies, Inc.

6101 Bollinger Canyon Road, Suite 500

San Ramon, CA 94583

Proposals to be Presented Under Rule 14a-8:

No later than October 9, 2020.

Director Nominations under Bylaw Article II, Section 16 (“Proxy Access”):

No earlier than September 9, 2020 and no later than October 9, 2020.

Proposals and Director Nominations Submitted Under Other Bylaw Provisions:

No earlier than November 18, 2020 and no later than December 18, 2020.

In the event that we set the date for the 2021 Annual Meeting more than 30 days before or more than 70 days after March 18, 2021, submissions may be made no earlier than the close of business on the 120th day prior to the announced meeting date and no later than the close of business on the later of the 90th day prior to the announced meeting date or the 10th day following our first public disclosure of the date of the meeting.

The Corporate Governance and Nominating Committee will consider director nominees suggested by stockholders on the same terms as nominees selected by the Committee. See page 3 for information about the Committee’s criteria for director nominations.

The person recommending the nominee must be a stockholder entitled to vote at the 2021 Annual Meeting. To be considered, recommendations must include:

(1)	the nominee’s written consent to being named in the Proxy Statement and to serve as a director if elected;

(2)	the name and address of the stockholder submitting the recommendation or the beneficial owner on whose behalf the proposed candidate is being suggested for nomination;

(3)	a statement of the proposed nominee’s qualifications to serve as director; and

(4)	the class and number of our shares owned by the stockholder or beneficial owner submitting the recommendation.

66 | P a g e

If we increase the number of directors to be elected at the 2021 Annual Meeting with less than 100 days’ notice prior to March 18, 2021, stating the size of the increase and naming all the nominees for director, then stockholder nominations for directors will be considered if the proposal is delivered to our Secretary at our principal offices no later than 10 days after we make a public announcement of the increased board size. This only applies to nominations for positions created by the increase and does not apply to nominations for current positions.

67 | P a g e

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

THE COOPER COMPANIES, INC. AND SUBSIDIARIES

Reconciliation of Selected GAAP Results to Non-GAAP Results

(In millions, except per share amounts)

(Unaudited)

	Twelve Months Ended October 31,

	2019 GAAP	Adjustment		2019 Non-GAAP	2018 GAAP	Adjustment		2018 Non-GAAP

Cost of sales	$896.6	$(28.2)	A	$868.4	$900.5	$(75.5)	A	$825.0

Operating expense excluding amortization, impairment and a gain on sale of an intangible	$1,083.3	$(30.2)	B	$1,053.1	$1,058.1	$(50.9)	B	$1,007.2

Amortization of intangibles	$145.8	$(145.8)	C	$-	$146.7	$(146.7)	C	$-

Impairment of intangibles	$-	$-		$-	$24.4	$(24.4)	D	$-

Gain on sale of an intangible	$(19.0)	$19.0	E	$-	$-	$-		$-

Interest Expense	$68.0	$(0.8)	F	$67.2	$82.7	$(4.2)	F	$78.5

Other expense (income), net	$1.3	$-		$1.3	$(11.5)	$14.2	G	$2.7

Provision for income taxes	$10.7	$35.1	H	$45.8	$192.0	$(144.5)	H	$47.5

Diluted earnings per share	$9.33	$3.02		$12.35	$2.81	$8.69		$11.50

Weighted average diluted shares used	50.0			50.0	49.7			49.7

A

Fiscal 2019 GAAP cost of sales includes $28.2 million of costs primarily related to product transition write off costs, integration and other manufacturing related costs, resulting in fiscal 2019 GAAP gross margin of 66%, as compared to fiscal 2019 non-GAAP gross margin of 67%. Fiscal 2018 GAAP cost of sales includes $10.1 million of costs in CooperVision primarily related to product transition write off costs, incremental costs associated with the impact of Hurricane Maria and other related manufacturing integration costs; $65.4 million in CooperSurgical, primarily related to PARAGARD inventory step-up release and other integration costs, resulting in fiscal 2018 GAAP gross margin of 64%, as compared to fiscal 2018 non-GAAP gross margin of 67%.

B

Fiscal 2019 GAAP operating expense comprised of $30.2 million in charges primarily related to acquisition and integration activities and European MDR costs in CooperSurgical and CooperVision. Fiscal 2018 GAAP operating expense comprised of $50.9 million in charges primarily related to acquisition and integration activities in CooperSurgical and CooperVision and compensation costs related to executives’ retirements.

C	Amortization expense was $145.8 million and $146.7 million for the fiscal 2019 and 2018 periods, respectively.
D	Fiscal 2018 GAAP results includes an impairment charge of intangible assets associated with carrier screening acquired from Recombine in CooperSurgical.
E

Fiscal 2019 gain on sale of an intangible asset relates to a gain recognized in CooperSurgical on the sale of an exclusive distribution right of the Filshie Clip System. Items A, B, C, D and E resulted in fiscal 2019 GAAP operating margin of 21% as compared to fiscal 2019 non-GAAP operating margin of 28%, and fiscal 2018 GAAP operating margin of 16% as compared to fiscal 2018 non-GAAP operating margin of 28%.

F

Fiscal 2019 and 2018 interest expense includes $0.8 million and $2.5 million, respectively, pertaining to the write off of debt issuance costs related to term loan prepayments. Fiscal 2018 also includes $1.7 million of bridge loan termination fees related to CooperSurgical’s PARAGARD acquisition.

G	Fiscal 2018 other income includes $14.2 million from monetization of Puerto Rico R&D credit.

68 | P a g e

H

Fiscal 2019 represents the net change in provision for income taxes that arise from the impact of the above adjustments. Fiscal 2018 GAAP provision for income taxes includes a $(214.6) million of U.S. tax reform impact and $70.1 million of net changes in the provision for income taxes that arise from the impact of the above adjustments.

To supplement our financial results and guidance presented on a GAAP basis, we use non-GAAP measures that we believe are helpful in understanding our results. The non-GAAP measures exclude costs which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Our non-GAAP financial results and guidance are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Management uses supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the factors management uses in planning and forecasting for future periods. We believe it is useful for investors to understand the effects of these items on our consolidated operating results. Our non-GAAP financial measures may include the following adjustments, and as appropriate, the related income tax effects and changes in income attributable to noncontrolling interests:

We exclude the effect of amortization and impairment of intangible assets from our non-GAAP financial results. Amortization of intangible assets will recur in future periods; however, the amounts are affected by the timing and size of our acquisitions. Impairment of intangible assets is a non-recurring cost.

•

We exclude the effect of acquisition and integration expenses and the effect of restructuring expenses from our non-GAAP financial results. Such expenses generally diminish over time with respect to past acquisitions; however, we generally will incur similar expenses in connection with any future acquisitions. We incurred significant expenses in connection with our acquisitions and also incurred certain other operating expenses or income, which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Acquisition and integration expenses include direct effects of acquisition accounting, such as inventory fair value step-up and items such as personnel costs for transitional employees, other acquired employee related costs and integration related professional services. Restructuring expenses include items such as employee severance, product rationalization, facility and other exit costs.

•

We exclude other exceptional or unusual charges or expenses and gains or income. These can be variable and difficult to predict, such as certain litigation expenses and product transition costs, and are not what we consider as typical of our continuing operations. Investors should consider non-GAAP financial measures in addition to, and not as replacements for, or superior to, measures of financial performance prepared in accordance with GAAP.

•

We report revenue growth using the non-GAAP financial measure of pro forma which includes constant currency revenue and revenue from acquisitions and excludes CooperSurgical product line exits in both periods. Management also presents and refers to constant currency information so that revenue results may be evaluated excluding the effect of foreign currency rate fluctuations. To present this information, current period revenue for entities reporting in currencies other than the United States dollar are converted into United States dollars at the average foreign exchange rates for the corresponding period in the prior year.

69 | P a g e

•

We define the non-GAAP measure of free cash flow as cash provided by operating activities less capital expenditures. We believe free cash flow is useful for investors as an additional measure of liquidity because it represents cash flows that are available for repayment of debt, repurchases of our common stock or to fund our strategic initiatives. Management uses free cash flow internally to understand, manage, make operating decisions and evaluate our business. In addition, we use free cash flow to help plan and forecast future periods.

By Order of the Board of Directors

A. Thomas Bender

Chairman of the Board of Directors

70 | P a g e

EXHIBIT A – 2020 LONG-TERM INCENTIVE PLAN FOR NON-EMPLOYEE DIRECTORS

THE COOPER COMPANIES, INC.

2020 LONG-TERM INCENTIVE PLAN FOR NON-EMPLOYEE DIRECTORS

ARTICLE 1. PURPOSE

The purpose of The Cooper Companies, Inc. 2020 Long-Term Incentive Plan for Non-Employee Directors (as it may be amended or restated from time to time, the “Plan”) is to promote the success and enhance the value of The Cooper Companies, Inc. (the “Company”) by linking the individual interests of Directors to those of Company stockholders and by providing such individuals with an incentive to increase shareholder value. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of qualified Directors upon whose judgment, interest, and special efforts the Company relies.

ARTICLE 2. DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1	“Annual Equity Grant” shall mean the grant made to Non-Employee Directors each year as provided in Section 4.2.

2.2	“Annual Equity Value” shall have the meaning set forth in Section 4.2.

2.3

“Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.

2.4

“Applicable Law” shall mean any applicable law, including, without limitation: (a) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (b) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign; and (c) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.

2.5

“Automatic Exercise Date” shall mean, with respect to an Option the last business day of the applicable Option Term that was initially established by the Board for such Option (e.g., the last business day prior to the tenth anniversary of the date of grant of such Option if the Option initially had a ten-year Option Term).

2.6	“Award” shall mean an Option, a Restricted Stock award, or a Restricted Stock Unit award, which may be awarded or granted under the Plan.

2.7

“Award Agreement” shall mean any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Board shall determine consistent with the Plan.

2.8	“Board” shall mean the Board of Directors of the Company.

A-1 | P a g e

2.9

“Cause” shall mean the felony conviction of a Non-Employee Director or the failure of a Non-Employee Director to contest prosecution for a felony, or a Non-Employee Director’s willful misconduct or dishonesty.

2.10	“Change in Control” means the occurrence of any of the following events:

(a)

The acquisition by any individual, entity or group (within the meaning of section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of the combined voting power of the then outstanding securities entitled to vote generally in the election of Board members (“Voting Stock”) of the Company;

(b)

Consummation of a reorganization, merger or consolidation, a sale or other disposition of all or substantially all of the assets of the Company, or other transaction (each, a “Business Combination”), unless, in each case, immediately following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of Voting Stock of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership, immediately prior to such Business Combination, of the Voting Stock of the Company and (B) no Person beneficially owns, directly or indirectly, fifty percent (50%) or more of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Combination; or

(c)	The Company’s stockholders approve a plan of complete liquidation or dissolution of the Company.

2.11

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder, whether issued prior or subsequent to the grant of any Award.

2.12

“Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board which may be comprised of one or more Directors and/or executive officers of the Company as appointed by the Board, to the extent permitted in accordance with Applicable Law.

2.13	“Common Stock” shall mean the common stock $0.10 par value per share of the Company.

2.14	“Company” shall have the meaning set forth in Article 1.

2.15	“Director” shall mean a member of the Board, as constituted from time to time.

2.16	“Discretionary Grant” shall have the meaning set forth in Section 4.5.

2.17	“DRO” shall mean a “domestic relations order” as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

2.18	“Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or

A-2 | P a g e

recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per-share value of the Common Stock underlying outstanding Awards.

2.19	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.20	“Fair Market Value” shall mean, as of any given date, the value of a Share determined as follows:

(a)

If the Common Stock is (i) listed on any established securities exchange (such as the New York Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market and the Nasdaq Global Select Market), (ii) listed on any national market system or (iii) quoted or traded on any automated quotation system, its Fair Market Value shall be the closing sales price for a Share as quoted on such exchange or system for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Board deems reliable;

(b)

If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Share on such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

(c)

If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Board in its discretion.

2.21	“Holder” shall mean a person who has been granted an Award.

2.22	“Non-Employee Director” shall mean a Director of the Company who is not an Employee.

2.23

“Option” shall mean a right to purchase Shares at a specified exercise price, granted under Article 5. No Options granted under this Plan shall be treated as “incentive stock option” as defined in Section 422 of the Code.

2.24	“Option Term” shall have the meaning set forth in Section 5.4.

2.25

“Organizational Documents” shall mean, collectively, (a) the Company’s articles of incorporation, certificate of incorporation, bylaws or other similar organizational documents relating to the creation and governance of the Company, and (b) the Committee’s charter or other similar organizational documentation relating to the creation and governance of the Committee.

2.26

“Permitted Transferee” shall mean, with respect to a Holder, any “family member” of the Holder, as defined in the General Instructions to Form S-8 Registration Statement under the Securities Act (or any successor form thereto) after taking into account Applicable Law.

2.27	“Plan” shall have the meaning set forth in Article 1.

A-3 | P a g e

2.28	“Restricted Stock” shall mean Common Stock awarded under Article 7 that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

2.29	“Restricted Stock Units” shall mean the right to receive Shares awarded under Article 8.

2.30	“Section 409A” shall mean Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance issued thereunder.

2.31	“Securities Act” shall mean the Securities Act of 1933, as amended.

2.32	“Shares” shall mean shares of Common Stock.

2.33

“Termination of Service” shall mean the date the Non-Employee Director ceases to provides services to the Company either as a Director or consultant. The Board, in its sole discretion, shall determine the effect of all matters and questions relating to any Termination of Service.

ARTICLE 3. SHARES SUBJECT TO THE PLAN

3.1	Number of Shares.

(a)

Subject to Sections 3.1(b) and 11.2, Awards may be made under the Plan covering an aggregate number of Shares equal to 50,000. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock or Common Stock purchased on the open market.

(b)

If any Shares subject to an Award are forfeited or expire, are converted to shares of another person in connection with a recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other similar event, or such Award is settled for cash (in whole or in part) (including Shares repurchased by the Company under Section 7.4 at the same price paid by the Holder), the Shares subject to such Award shall, to the extent of such forfeiture, expiration or cash settlement, again be available for future grants of Awards under the Plan. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under Section 3.1(a) and shall not be available for future grants of Awards: (i) Shares tendered by a Holder or withheld by the Company in payment of the exercise price of an Option; (ii) Shares tendered by the Holder or withheld by the Company to satisfy any tax withholding obligation with respect to an Award; and (iii) Shares purchased on the open market by the Company with the cash proceeds received from the exercise of Options. Any Shares repurchased by the Company under Section 7.4 at the same price paid by the Holder so that such Shares are returned to the Company shall again be available for Awards.

ARTICLE 4. GRANTING OF AWARDS

4.1

Participation. Each Non-Employee Director shall automatically be eligible to participate in the Plan and receive Annual Equity Awards as described in Section 4.2. Non-Employee Directors may also be eligible to receive Discretionary Awards under Section 4.3. However, no other individuals shall be eligible to participate in the Plan or have any right to be

A-4 | P a g e

granted an Award pursuant to the Plan. Unless the Board determines otherwise, each Award shall be evidenced by an Award Agreement that sets forth the terms, conditions and limitations for such Award as determined by the Board in its sole discretion (consistent with the requirements of the Plan).

4.2	Automatic Awards to Non-Employee Directors.

(a)

During the term of the Plan, on April 1 each Non-Employee Director will be automatically granted an Annual Equity Grant with a grant date fair value, based on the Fair Market Value on the date of grant, equal to (i) $270,000 for each Non-Employee Director that is not the Lead Director or the Chairman of the Board, (ii) $283,500 for the Lead Director, and (iii) $297,000 for the Chairman of the Board (such amounts being the “Annual Equity Value”).

(b)

Should a Non-Employee Director be newly elected or appointed after the date the Annual Equity Grant has been made for a year, then upon such appointment or election to the Board such new Non-Employee Director shall receive an Annual Equity Grant with a grant date fair value, based on the Fair Market Value on such date equal to the product of (i) the Annual Equity Value, and (ii) a fraction the numerator of which is the number of months the Non-Employee Director will serve on the Board (including fractional months) through the next April 1 and the denominator of which shall be 12.

(c)

The Annual Equity Grant shall take the form of Restricted Stock Units rounded to the nearest whole Share; provided, however, that the Board may without shareholder approval change the Annual Equity Grant to be in the form of Options or Restricted Stock, or a combination of Options, Restricted Stock and/or Restricted Stock Units, as it may determine in its sole discretion. The Annual Equity Grant shall vest in full on the first anniversary of the date of grant. In the event of a Non-Employee Director’s Termination of Service for any reason, other than Cause, prior to the vesting date, then the Director will vest pro rata in the Annual Equity Grant based on the number of days elapse from April 1 through the date of the Non-Employee Director’s Termination of Service, rounded to the next full month. In the event of a Non-Employee Director’s Termination of Service for Cause prior to the vesting date, the Annual Equity Grant will be forfeited.

4.3

Discretionary Grants. The Board may at any time provide any Non-Employee Director with an Award or other fee in addition to those provided for in Section 4.2 (a “Discretionary Grant”), including for service, on a specific purpose committee or for any other special service, in each case determined in the discretion of the Board. Discretionary Grants shall vest no earlier than the first anniversary of the date of grant; provided, however, that the Board may provide that in the event of a Non-Employee Director’s Termination of Service for any reason, other than Cause, prior to the vesting date, the Director may vest pro rata in a Discretionary Grant based on the number of days elapsed from the date of grant through the date of the Non-Employee Director’s Termination of Service, rounded to the next full month. In all events, however, in the event of a Non-Employee Director’s Termination of Service for Cause prior to the vesting date, any Discretionary Grant will be forfeited.

A-5 | P a g e

ARTICLE 5. OPTIONS

5.1

Granting of Options. The Board may make the Annual Equity Grant and Discretionary Awards in the form of Options as, it shall determine in its sole discretion, and on such terms and conditions as it may determine, which shall not be inconsistent with the terms of the Plan.

5.2

Option Exercise Price. The exercise price per Share subject to each Option shall be set by the Board, but shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted.

5.3

Option Term. The term of each Option (the “Option Term”) shall be set by the Board in its sole discretion; provided, however, that the Option Term shall not be more than (a) ten (10) years from the date the Option is granted. Except as limited by the requirements of Section 409A or the first sentence of this Section 5.2 and without limiting the Company’s rights under Section 9.7, the Board may extend the Option Term, and may extend the time period during which vested Options may be exercised, in connection with any Termination of Service of the Holder or otherwise, and may amend, subject to Section 9.7 and 11.1, any other term or condition of such Option relating to such Termination of Service of the Holder or otherwise.

5.4

Option and SAR Exercises. No Option may be exercised prior to the date it is vested. Unless determined otherwise by the Board, in the event that on the last business day of the term of an Option (a) the exercise of the Option is prohibited by Applicable Law, as determined by the Company, or (b) Shares may not be purchased or sold by the applicable Holder due to any Company insider trading policy (including blackout periods) or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the Option shall be extended until the date that is thirty (30) days after the end of the legal prohibition, black-out period or lock-up agreement, as determined by the Company; provided, however, in no event shall the extension last beyond the ten year term of the applicable Option. Unless otherwise determined by the Board in the Award Agreement (i) no portion of an Option which is unexercisable at a Holder’s Termination of Service shall thereafter become exercisable and (ii) the portion of an Option that is unexercisable at a Holder’s Termination of Service shall automatically expire on the date of such Termination of Service.

ARTICLE 6. EXERCISE OF OPTIONS

6.1

Exercise and Payment. An exercisable Option may be exercised in whole or in part. However, unless the Board otherwise determines, an Option shall not be exercisable with respect to fractional Shares and the Board may require that, by the terms of the Option, a partial exercise must be with respect to a minimum number of Shares.

6.2

Manner of Exercise. Except as set forth in Section 6.3, all or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, the stock plan Board of the Company or such other person or entity designated by the Board, or his, her or its office, as applicable:

(a)	A written notice of exercise in a form the Board approves (which may be electronic) complying with the applicable rules established by the Board. The notice shall be

A-6 | P a g e

signed or otherwise acknowledge electronically by the Holder or other person then entitled to exercise the Option or such portion thereof;

(b)	Such representations and documents as the Board, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Law.

(c)

In the event that the Option shall be exercised pursuant to Section 9.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option, as determined in the sole discretion of the Board; and

(d)

Full payment of the exercise price and applicable withholding taxes for the Shares with respect to which the Option, or portion thereof, is exercised, in a manner permitted by the Board in accordance with Sections 9.1 and 9.2.

6.3

Expiration of Option Term: Automatic Exercise of In-The-Money Options. Unless otherwise provided by the Board in an Award Agreement or otherwise or as otherwise directed by an Option Holder in writing to the Company, each vested and exercisable Option outstanding on the Automatic Exercise Date with an exercise price per Share that is less than the Fair Market Value per Share as of such date shall automatically and without further action by the Holder or the Company be exercised on the Automatic Exercise Date. In the sole discretion of the Board, payment of the exercise price of any such Option shall be made pursuant to Section 9.1(b) or 9.1(c) and the Company shall be entitled to deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 9.2. Unless otherwise determined by the Board, this Section 6.3 shall not apply to an Option if the Holder of such Option incurs a Termination of Service on or before the Automatic Exercise Date. For the avoidance of doubt, no Option with an exercise price per Share that is equal to or greater than the Fair Market Value per Share on the Automatic Exercise Date shall be exercised pursuant to this Section 6.3.

ARTICLE 7. RESTRICTED STOCK

7.1

Award of Restricted Stock. The Board is authorized to grant the Annual Equity Award and make Discretionary Awards in the form of Restricted Stock, or the right to purchase Restricted Stock, in such amounts and subject to such terms and conditions not inconsistent with the Plan, as determined by the Board. The Board shall determine all the terms and conditions, including the restrictions applicable to each award of Restricted Stock, which terms and conditions shall not be inconsistent with the Plan and may impose such other conditions on the issuance of such Restricted Stock as it deems appropriate. The Board shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value, if any, of the Shares to be purchased, unless otherwise permitted by Applicable Law. In all cases, legal consideration shall be required for each issuance of Restricted Stock to the extent required by Applicable Law.

7.2

Rights as Stockholders. Subject to Section 7.4, upon issuance of Restricted Stock, the Holder shall have, unless otherwise provided by the Board, all of the rights of a stockholder with respect to said Shares, subject to the restrictions in the Plan and/or the applicable Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the Shares to the extent such dividends and other distributions have a record date that is on or after the date on which the Holder to whom such Restricted Stock

A-7 | P a g e

are granted becomes the record holder of such Restricted Stock; provided, however, that, in the sole discretion of the Board, any extraordinary dividends or distributions with respect to the Shares may be subject to the restrictions set forth in Section 7.3. In addition, notwithstanding anything to the contrary herein, with respect to a share of Restricted Stock, dividends which are paid prior to vesting shall only be paid out to the Holder to the extent that the share of Restricted Stock vests.

7.3

Restrictions. All shares of Restricted Stock (including any shares received by Holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) and any property (other than cash) transferred to Holders in connection with an extraordinary dividend or distribution, shall be subject to such restrictions and vesting requirements as the Board shall provide in the applicable Award Agreement.

7.4

Repurchase or Forfeiture of Restricted Stock. Except as otherwise determined by the Board, if no price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Holder’s rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration on the date of such Termination of Service. If a price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Company shall have the right to repurchase from the Holder the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the price paid by the Holder for such Restricted Stock or such other amount as may be specified in the applicable Award Agreement.

7.5

Section 83(b) Election. If a Holder makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service along with proof of the timely filing thereof with the Internal Revenue Service.

ARTICLE 8. AWARD OF RESTRICTED STOCK UNITS

8.1

Grant of Restricted Stock Units. The Board is authorized to grant the Annual Equity Award and Discretionary Awards in the form of Restricted Stock Units, in such amounts and subject to such terms and conditions not inconsistent with the Plan, as determined by the Board. A Holder will have no rights of a stockholder with respect to Shares subject to any Restricted Stock Unit unless and until the Shares are delivered in settlement of the Restricted Stock Unit.

8.2

Vesting of Restricted Stock Units. At the time of grant, the Board shall specify the date or dates on which a Discretionary Award of Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including, without limitation, vesting based upon the Holder’s duration of service to the Company, in each case on a specified date or dates or over any period or periods, as determined by the Board. An Award of Restricted Stock Units shall only be eligible to vest while the Holder is a Director, employee or consultant to the Company; provided, however, that the Board, in its sole discretion, may provide (in an Award Agreement or otherwise)

A-8 | P a g e

that a Restricted Stock Unit award may become vested subsequent to a Termination of Service in the event of the occurrence of certain events, including a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service.

8.3

Maturity and Payment. At the time of grant, the Board shall specify the maturity date applicable to each grant of Restricted Stock Units, which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the Holder (if permitted by the applicable Award Agreement). On the maturity date, the Company shall, in accordance with the applicable Award Agreement and subject to Section 9.4(f), transfer to the Holder one unrestricted, fully transferable Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited, or in the sole discretion of the Board, an amount in cash equal to the Fair Market Value of such Shares on the maturity date or a combination of cash and Common Stock as determined by the Board.

ARTICLE 9. ADDITIONAL TERMS OF AWARDS

9.1

Payment. The Board shall determine the method or methods by which payments by any Holder with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash, wire transfer of immediately available funds or check, (b) Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award) or Shares held for such minimum period of time as may be established by the Board, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Holder has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided that payment of such proceeds is then made to the Company upon settlement of such sale, (d) other form of legal consideration acceptable to the Board in its sole discretion, or (e) any combination of the above permitted forms of payment. Notwithstanding any other provision of the Plan to the contrary, no Holder shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

9.2

Tax Withholding. The Company shall have the authority and the right to deduct or withhold, or require a Holder to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes required by law to be withheld with respect to any taxable event concerning a Holder arising as a result of the Plan or any Award. The Board may, in its sole discretion and in satisfaction of the foregoing requirement, or in satisfaction of such additional withholding obligations as a Holder may have elected, allow a Holder to satisfy such obligations by any payment means described in Section 9.1 hereof, including without limitation, by allowing such Holder to elect to have the Company withhold Shares otherwise issuable under an Award (or allow the surrender of Shares). The number of Shares that may be so withheld or surrendered shall be limited to the number of Shares that have a fair market value on the date of withholding or repurchase no greater than the aggregate amount of such liabilities based on the maximum statutory withholding rates in such Holder’s applicable jurisdictions for federal, state, local and foreign income tax and

A-9 | P a g e

payroll tax purposes that are applicable to such taxable income. The Board shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option exercise involving the sale of Shares to pay the Option exercise price or any tax withholding obligation.

9.3	Transferability of Awards.

(a)	Except as otherwise provided in Sections 9.3(b) and 9.3(c):

(i)

No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than (A) by will or the laws of descent and distribution or (B) subject to the consent of the Board, pursuant to a DRO, unless and until such Award has been exercised or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed;

(ii)

No Award or interest or right therein shall be liable for or otherwise subject to the debts, contracts or engagements of the Holder or the Holder’s successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed, and any attempted disposition of an Award prior to satisfaction of these conditions shall be null and void and of no effect, except to the extent that such disposition is permitted by Section 9.3(a)(i); and

(iii)

During the lifetime of the Holder, only the Holder may exercise any exercisable portion of an Award granted to such Holder under the Plan, unless it has been disposed of pursuant to a DRO. After the death of the Holder, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Award Agreement, be exercised by the Holder’s personal representative or by any person empowered to do so under the deceased Holder’s will or under the then-applicable laws of descent and distribution.

(b)

Notwithstanding Section 9.3(a), the Board, in its sole discretion, may determine to permit a Holder or a Permitted Transferee of such Holder to transfer an Award to any one or more Permitted Transferees of such Holder, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than (A) to another Permitted Transferee of the applicable Holder or (B) by will or the laws of descent and distribution or, subject to the consent of the Board, pursuant to a DRO; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Holder (other than the ability to further transfer the Award to any person other than another Permitted Transferee of the applicable Holder); (iii) the Holder (or transferring Permitted Transferee) and the receiving Permitted Transferee shall execute any and all documents requested by the Board, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any

A-10 | P a g e

requirements for an exemption for the transfer under Applicable Law and (C) evidence the transfer; and (iv) the transfer of an Award to a Permitted Transferee shall be without consideration.

(c)

Notwithstanding Section 9.3(a), a Holder may, in the manner determined by the Board, designate a beneficiary to exercise the rights of the Holder and to receive any distribution with respect to any Award upon the Holder’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan or Award Agreement applicable to the Holder and any additional restrictions deemed necessary or appropriate by the Board. If the Holder is married or a domestic partner in a domestic partnership qualified under Applicable Law and resides in a community property state, a designation of a person other than the Holder’s spouse or domestic partner, as applicable, as the Holder’s beneficiary with respect to more than 50% of the Holder’s interest in the Award shall not be effective without the prior written or electronic consent of the Holder’s spouse or domestic partner. If no beneficiary has been designated or survives the Holder, payment shall be made to the person entitled thereto pursuant to the Holder’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Holder at any time; provided that the change or revocation is delivered in writing to the Board prior to the Holder’s death.

9.4	Conditions to Issuance of Shares.

(a)

The Board shall determine the methods by which Shares shall be delivered or deemed to be delivered to Holders. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Board has determined that the issuance of such Shares is in compliance with Applicable Law and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Board may require that a Holder make such reasonable covenants, agreements and representations as the Board, in its sole discretion, deems advisable in order to comply with Applicable Law.

(b)

All share certificates delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Board deems necessary or advisable to comply with Applicable Law. The Board may place legends on any share certificate or book entry to reference restrictions applicable to the Shares (including, without limitation, restrictions applicable to Restricted Stock).

(c)

The Board shall have the right to require any Holder to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Board.

(d)

Unless the Board otherwise determines, no fractional Shares shall be issued and the Board, in its sole discretion, shall determine whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding down.

A-11 | P a g e

(e)

The Company, in its sole discretion, may (i) retain physical possession of any stock certificate evidencing Shares until any restrictions thereon shall have lapsed and/or (ii) require that the stock certificates evidencing such Shares be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Holder deliver a stock power, endorsed in blank, relating to such Shares.

(f)

Notwithstanding any other provision of the Plan, unless otherwise determined by the Board or required by Applicable Law, the Company shall not deliver to any Holder certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan Board).

9.5

Forfeiture and Claw-Back Provisions. All Awards (including any proceeds, gains or other economic benefit actually or constructively received by a Holder upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of Applicable Law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, whether or not such claw-back policy was in place at the time of grant of an Award, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.

9.6

Repricing. Subject to Section 11.2, the Board shall not, without the approval of the stockholders of the Company, (a) authorize the amendment of any outstanding Option to reduce its price per Share, or (b) cancel any Option in exchange for cash or another Award when the Option price per Share exceeds the Fair Market Value of the underlying Shares.

9.7

Amendment of Awards. Subject to Applicable Law, the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, and changing the date of exercise or settlement. The Holder’s consent to such action shall be required unless (a) the Board determines that the action, taking into account any related action, would not materially and adversely affect the Holder, or (b) the change is otherwise permitted under the Plan (including, without limitation, under Section 11.2 or 11.10).

9.8

Data Privacy. As a condition of receipt of any Award, each Holder explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Section 9.8 by and among, as applicable, the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing the Holder’s participation in the Plan. The Company and its Subsidiaries may hold certain personal information about a Holder, including but not limited to, the Holder’s name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), any shares of stock held in the Company or any of its Subsidiaries, details of all Awards, in each case, for the purpose of implementing, managing and administering the Plan and Awards (the “Data”). The Company and its Subsidiaries may transfer the Data amongst themselves as necessary for the purpose of implementation, administration and management of a Holder’s participation in the Plan, and the Company and its Subsidiaries may each further transfer the Data to any third parties assisting the Company and its Subsidiaries in the

A-12 | P a g e

implementation, administration and management of the Plan. These recipients may be located in the Holder’s country, or elsewhere, and the Holder’s country may have different data privacy laws and protections than the recipients’ country. Through acceptance of an Award, each Holder authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Holder’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or any of its Subsidiaries or the Holder may elect to deposit any Shares. The Data related to a Holder will be held only as long as is necessary to implement, administer, and manage the Holder’s participation in the Plan. A Holder may, at any time, view the Data held by the Company with respect to such Holder, request additional information about the storage and processing of the Data with respect to such Holder, recommend any necessary corrections to the Data with respect to the Holder or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Company may cancel the Holder’s ability to participate in the Plan and, in the Board’s discretion, the Holder may forfeit any outstanding Awards if the Holder refuses or withdraws his or her consents as described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Holders may contact their local human resources representative.

ARTICLE 10. ADMINISTRATION

10.1	Administration. The Board shall administer the Plan (except as otherwise permitted herein).

10.2

Duties and Powers of Board. It shall be the duty of the Board to conduct the general administration of the Plan in accordance with its provisions. The Board shall have the power to interpret the Plan and Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan as are not inconsistent with the Plan, to interpret, amend or revoke any such rules and to amend the Plan or Award Agreement; provided that the rights or obligations of the Holder of the Award that is the subject of any Award Agreement are not materially and adversely affected by such amendment, unless the consent of the Holder is obtained or such amendment is otherwise permitted under Section 9.7 or Section 11.10.

10.3

Action by the Board. Unless otherwise established by the Board, set forth in any Organizational Documents or as required by Applicable Law, a majority of the Board shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Board in lieu of a meeting, shall be deemed the acts of the Board. Each member of the Board is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan. Neither the Board nor any member or delegate thereof shall have any liability to any person (including any Holder) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award.

A-13 | P a g e

10.4	Authority of Board. Subject to the Organizational Documents, any specific designation in the Plan and Applicable Law, the Board has the exclusive power, authority and sole discretion to:

(a)

Determine the type or types of Awards to be granted as Annual Equity Awards or Discretionary Awards (including, without limitation, any Awards granted in tandem with another Award granted pursuant to the Plan);

(b)	Determine the recipients, if any, and the amount and types of any Discretionary Awards;

(c)

Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, purchase price, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and claw-back and recapture of gain on an Award, based in each case on such considerations as the Board in its sole discretion determines;

(d)

Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(e)	Prescribe the form of each Award Agreement, which need not be identical for each Holder;

(f)	Decide all other matters that must be determined in connection with an Award;

(g)	Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(h)	Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

(i)	Make all other decisions and determinations that may be required pursuant to the Plan or as the Board deems necessary or advisable to administer the Plan.

10.5

Decisions Binding. The Board’s interpretation of the Plan, any Awards granted pursuant to the Plan or any Award Agreement and all decisions and determinations by the Board with respect to the Plan are final, binding and conclusive on all persons.

10.6

Delegation of Authority. The Board may from time to time delegate to a committee of one or more Directors the authority to grant or amend Awards or to take other administrative actions pursuant to this Article 10; provided, however, that any delegation of administrative authority shall only be permitted to the extent it is permissible under any Organizational Documents and Applicable Law. Any delegation hereunder shall be subject to the restrictions and limits that the Board specifies at the time of such delegation or that are otherwise included in the applicable Organizational Documents, and the Board may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 10.6 shall serve in such capacity at the pleasure of the Board and the Board may abolish any committee at any time and re-vest in itself any previously delegated authority.

10.7	Acceleration. Subject to the Organizational Documents, any specific designation in the Plan and Applicable Law, in the event of a Holder’s death or disability, the Board has the

A-14 | P a g e

exclusive power, authority and sole discretion to accelerate, wholly or partially, the vesting or lapse of restrictions (and, if applicable, the Company shall cease to have a right of repurchase) of any Award or portion thereof at any time after the grant of an Award, subject to whatever terms and conditions it selects and Section 11.2.

ARTICLE 11. MISCELLANEOUS PROVISIONS

11.1	Amendment, Suspension or Termination of the Plan.

(a)

Except as otherwise provided in Section 11.1(b), the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board; provided that, except as provided in Section 9.7 and Section 11.10, no amendment, suspension or termination of the Plan shall, without the consent of the Holder, materially and adversely affect any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides.

(b)

Notwithstanding Section 11.1(a), the Board may not, except as provided in Section 11.2, take any of the following actions without approval of the Company’s stockholders given within twelve (12) months before or after such action: (i) increase the limit imposed in Section 3.1 on the maximum number of Shares which may be issued under the Plan, (ii) increase the dollar amounts of the Annual Award Amount in Section 4.2, (iii) reduce the price per share of any outstanding Option granted under the Plan or take any action prohibited under Section 10.6, or (iv) cancel any Option in exchange for cash or another Award in violation of Section 9.6.

11.2	Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a)

In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of the Company’s stock or the share price of the Company’s stock other than an Equity Restructuring, the Board may make equitable adjustments to reflect such change with respect to: (i) the aggregate number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of Shares which may be issued under the Plan); (ii) the number and kind of Shares (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards; and (iv) the grant or exercise price per share for any outstanding Awards under the Plan.

(b)

In the event of any transaction or event described in Section 11.2(a) or any unusual or nonrecurring transactions or events affecting the Company, or the financial statements of the Company, or of changes in Applicable Law or Applicable Accounting Standards, the Board, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event, is hereby authorized to take any one or more of the following actions whenever the Board determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to

A-15 | P a g e

any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in Applicable Law or Applicable Accounting Standards:

(i)

To provide for the termination of any such Award in exchange for an amount of cash and/or other property with a value equal to the amount that would have been attained upon the exercise of such Award or realization of the Holder’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 11.2 the Board determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Holder’s rights, then such Award may be terminated by the Company without payment);

(ii)

To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and applicable exercise or purchase price, in all cases, as determined by the Board;

(iii)

To make adjustments in the number and type of Shares of the Company’s stock (or other securities or property) subject to outstanding Awards, and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;

(iv)	To provide that such Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or Award Agreement;

(v)	To replace such Award with other rights or property selected by the Board; and/or

(vi)	To provide that the Award cannot vest, be exercised or become payable after such event.

(c)	In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 11.2(a) and 11.2(b):

(i)

The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted (and the adjustments provided under this Section 11.2(c)(i) shall be nondiscretionary and shall be final and binding on the affected Holder and the Company); and/or

(ii)

The Board shall make such equitable adjustments, if any, as the Board, in its sole discretion, may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the limitation in Section 3.1 on the maximum number and kind of Shares which may be issued under the Plan).

(d)

Notwithstanding any other provision of the Plan, if a Change in Control occurs and a Holder’s outstanding Awards are not continued, converted, assumed, or replaced by the surviving or successor entity in such Change in Control, then immediately prior to

A-16 | P a g e

the Change in Control such outstanding Awards, to the extent not continued, converted, assumed, or replaced, shall become fully vested and, as applicable, exercisable, and all forfeiture, repurchase and other restrictions on such Awards shall lapse immediately prior to such transaction. Upon, or in anticipation of, a Change in Control, the Board may cause any and all Awards outstanding hereunder to terminate at a specific time in the future, including but not limited to the date of such Change in Control, and shall give each Holder the right to exercise such Awards during a period of time as the Board, in its sole and absolute discretion, shall determine. For the avoidance of doubt, if the value of an Award that is terminated in connection with this Section 11.2(d) is zero or negative at the time of such Change in Control, such Award shall be terminated upon the Change in Control without payment of consideration therefor. In the event an Award continues in effect or is assumed or an equivalent Award substituted, and a Holder incurs a Termination of Service upon or within twelve (12) months following the Change in Control, then such Holder shall be fully vested in such continued, assumed or substituted Award.

(e)

In the event that the successor corporation in a Change in Control refuses to assume or substitute for an Award, the Board may cause (i) any or all of such Award to terminate in exchange for cash, rights or other property pursuant to Section 11.2(b)(i) or (ii) any or all of such Award to become fully exercisable immediately prior to the consummation of such transaction and all forfeiture restrictions on any or all of such Award to lapse. If any such Award is exercisable in lieu of assumption or substitution in the event of a Change in Control, the Board shall notify the Holder that such Award shall be fully exercisable for a period of fifteen (15) days from the date of such notice, contingent upon the occurrence of the Change in Control, and such Award shall terminate upon the expiration of such period.

(f)

For the purposes of this Section 11.2, an Award shall be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control was not solely common stock of the successor corporation or its parent, the Board may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each Share subject to an Award, to be solely common stock of the successor corporation or its parent equal in fair market value to the per-share consideration received by holders of Common Stock in the Change in Control.

(g)

The Board, in its sole discretion, may include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.

(h)

Unless otherwise determined by the Board, no adjustment or action described in this Section 11.2 or in any other provision of the Plan shall be authorized to the extent it would (i) result in short-swing profits liability under Section 16 of the Exchange Act or

A-17 | P a g e

violate the exemptive conditions of Rule 16b-3 of the Exchange Act, or (ii) cause an Award to fail to be exempt from or comply with Section 409A.

(i)

The existence of the Plan, any Award Agreement and/or the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(j)

In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the Shares or the share price of the Common Stock including any Equity Restructuring, for reasons of administrative convenience, the Board, in its sole discretion, may refuse to permit the exercise of any Award during a period of up to thirty (30) days prior to the consummation of any such transaction.

11.3

Approval of Plan by Stockholders. The Plan shall be submitted for the approval of the Company’s stockholders and shall be effective on the date it is approved by a majority of the Company’s stockholders.

11.4

No Stockholders Rights. Except as otherwise provided herein or in an applicable Award Agreement, a Holder shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Holder becomes the record owner of such Shares.

11.5

Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Holder may be permitted through the use of such an automated system.

11.6

Effect of Plan upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company. Nothing in the Plan shall be construed to limit the right of the Company: (a) to establish any other forms of incentives or compensation for Directors, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

11.7

Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all Applicable Law (including but not limited to state, federal and foreign securities law and margin requirements), and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith.

A-18 | P a g e

Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all Applicable Law. The Board, in its sole discretion, may take whatever actions it deems necessary or appropriate to effect compliance with Applicable Law, including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars. Notwithstanding anything to the contrary herein, the Board may not take any actions hereunder, and no Awards shall be granted, that would violate Applicable Law. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to Applicable Law.

11.8

Titles and Headings, References to Sections of the Code or Exchange Act. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

11.9

Governing Law. Except as required by Delaware corporate law, the Plan and Award Agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of California without regard to conflicts of laws thereof or of any other jurisdiction.

11.10

Section 409A. To the extent that the Board determines that any Award granted under the Plan is subject to Section 409A, the Plan and the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A. In that regard, to the extent any Award under the Plan or any other compensatory plan or arrangement of the Company or any of its Subsidiaries is subject to Section 409A, and such Award or other amount is payable on account of a Holder’s Termination of Service (or any similarly defined term), then (a) such Award or amount shall only be paid to the extent such Termination of Service qualifies as a “separation from service” as defined in Section 409A, and (b) if such Award or amount is payable to a “specified employee” as defined in Section 409A then to the extent required in order to avoid a prohibited distribution under Section 409A, such Award or other compensatory payment shall not be payable prior to the earlier of (i) the expiration of the six-month period measured from the date of the Holder’s Termination of Service, or (ii) the date of the Holder’s death. To the extent applicable, the Plan and any Award Agreements shall be interpreted in accordance with Section 409A. Notwithstanding any provision of the Plan to the contrary, in the event that the Board determines that any Award may be subject to Section 409A, the Board may (but is not obligated to), without a Holder’s consent, adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Board determines are necessary or appropriate to (A) exempt the Award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (B) comply with the requirements of Section 409A and thereby avoid the application of any penalty taxes under Section 409A. The Company makes no representations or warranties as to the tax treatment of any Award under Section 409A or otherwise. The Company shall have no obligation under this Section 11.10 or otherwise to take any action (whether or not described herein) to avoid the imposition of taxes, penalties or interest under Section 409A with respect to any Award and shall have no liability to any Holder or any other person if

A-19 | P a g e

any Award, compensation or other benefits under the Plan are determined to constitute non-compliant, “nonqualified deferred compensation” subject to the imposition of taxes, penalties and/or interest under Section 409A.

11.11

Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Holder pursuant to an Award, nothing contained in the Plan or Award Agreement shall give the Holder any rights that are greater than those of a general creditor of the Company.

11.12

Relationship to Other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

11.13	Expenses. The expenses of administering the Plan shall be borne by the Company.

11.14

Foreign Holders. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in countries other than the United States in which a Non-Employee Director may reside or in order to comply with the requirements of any foreign securities exchange or other Applicable Law, the Board, in its sole discretion, shall have the power and authority to: (a) restrict eligibility to participate in the Plan; (b) modify the terms and conditions of any Award to comply with Applicable Law (including, without limitation, applicable foreign laws or listing requirements of any foreign securities exchange); (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable; provided, however, that no such subplans and/or modifications shall increase the share limitation contained in Section 3.1 or the Annual Award Amount; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any foreign securities exchange.

A-20 | P a g e

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT
Meeting Date March 18, 2020

ANNUAL MEETING OF STOCKHOLDERS OF

THE COOPER COMPANIES, INC.

March 18, 2020

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, Proxy Statement, Annual Report on Form 10-K

and Proxy Card are available at investor.coopercos.com/financial-information

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

$ Please detach along perforated line and mail in the envelope provided. $

⬛	00033333333303300000 9	031820

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” ITEMS 1 THRU 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

In their discretion, the proxies are authorized to vote for the election of such substitute nominee(s) for directors as such proxies may select in the event that any nominee(s) named herein become unable to serve, and on such other matters as may properly come before the meeting or any adjournments or postponements thereof. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.	1.	ELECTION OF EIGHT DIRECTORS.	FOR	AGAINST	ABSTAIN
		A. Thomas Bender	☐	☐	☐
		Colleen E. Jay	☐	☐	☐
		William A. Kozy	☐	☐	☐
		Jody S. Lindell	☐	☐	☐
		Gary S. Petersmeyer	☐	☐	☐
		Allan E. Rubenstein, M.D.	☐	☐	☐
		Robert S. Weiss	☐	☐	☐
		Albert G. White III	☐	☐	☐
	2.	Ratification of the appointment of KPMG LLP as the independent registered public accounting firm for The Cooper Companies, Inc. for the fiscal year ending October 31, 2020;	☐	☐	☐
	3.	Approve the 2020 Long-Term Incentive Plan for Non-Employee Directors;	☐	☐	☐
	4.	An advisory vote on the compensation of our named executive officers as presented in the Proxy Statement; and	☐	☐	☐
	5.	Transact any other business that my properly come up before the meeting or any continuations, adjournments or postponements thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

⬛	Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign.   When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

⬛

                    ⬛

PROXY

THE COOPER COMPANIES, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, MARCH 18, 2020

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of The Cooper Companies, Inc., a Delaware corporation, hereby appoints BRIAN G. ANDREWS, RANDAL L. GOLDEN, DANIEL G. MCBRIDE AND ALBERT G. WHITE III, and each of them, proxies, with full power of substitution, to vote all of the shares of common stock of The Cooper Companies, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of The Cooper Companies, Inc. to be held at the offices of The Cooper Companies, Inc., 6101 Bollinger Canyon Road, Suite 500, San Ramon, CA 94583 at 8:00 a.m., (P.D.T.), and at any continuations, adjournments or postponements thereof, as set forth on the reverse, and in their discretion upon any other business that may properly come before the meeting.

THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ITEMS 1 THRU 4, AND WILL GRANT DISCRETIONARY AUTHORITY PURSUANT TO ITEM 5.

(Continued and to be signed on the reverse side.)

⬛ 1.1	14475 ⬛